EXHIBIT 10.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COLLABORATION AGREEMENT

BY AND AMONG

MAP PHARMACEUTICALS, INC.,

ALLERGAN SALES, LLC,

ALLERGAN USA, INC.

AND

ALLERGAN, INC.

January 28, 2011

i

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	6.2	Commercialization Plans	24

	6.3	Sales Force Efforts	26

	6.4	PDE Expense Cap	26

	6.5	MAP Sales Force	26

	6.6	Packaging; Promotional Materials	27

	6.7	Costs	27

	6.8	Efforts	27

	6.9	Commercialization of Other Products	28

7.	MANUFACTURING AND DISTRIBUTION		28

	7.1	General	28

	7.2	Costs	28

8.	PAYMENT OBLIGATIONS		28

	8.1	Upfront Payment	28

	8.2	Milestone Payments	28

	8.3	Sharing of Distributable Profit and Loss	29

	8.4	Accounting and Reporting of Net Sales and Shared Expenses	30

	8.5	Process, Reports and Financial Reconciliation	30

	8.6	Currency of Payment	32

	8.7	Withholding	33

	8.8	Initial Indication Costs and Expenses Prior to First Commercial Sale	33

	8.9	Additional Required Indication and Additional Collaboration Indication Development Cost and Expense Cap	33

9.	RECORD RETENTION AND AUDITS		33

	9.1	Record Retention	33

	9.2	Audit Request	33

10.	INVENTIONS, KNOW-HOW AND PATENTS		34

	10.1	Existing Intellectual Property	34

	10.2	Ownership of Inventions	34

	10.3	Patent Prosecution and Maintenance	35

	10.4	Patent Costs	35

	10.5	Third Party Infringement Claims	36

	10.6	Enforcement of MAP Patent Rights Against Third Parties	36

	10.7	Notice of Third Party Infringement Litigation	37

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	10.8	Further Actions	37

11.	TRADEMARKS		37

12.	REPRESENTATIONS AND WARRANTIES		38

	12.1	The Parties’ Representations and Warranties	38

	12.2	Representations and Warranties of ALLERGAN	40

	12.3	Representations and Warranties of MAP	40

13.	NON-SOLICITATION OF EMPLOYEES		41

	13.1	Non-Solicitation	41

14.	MUTUAL INDEMNIFICATION AND INSURANCE		41

	14.1	MAP’s Right to Indemnification	41

	14.2	ALLERGAN’s Right to Indemnification	42

	14.3	Process for Indemnification	42

	14.4	Insurance	43

15.	CONFIDENTIALITY		44

	15.1	Confidentiality	44

	15.2	Degree of Care; Permitted Use	44

	15.3	Exceptions	44

	15.4	Permitted Disclosures	45

	15.5	Return of Confidential Information	45

	15.6	Public Disclosure	45

16.	TERM AND TERMINATION		46

	16.1	Effective Date and Term	46

	16.2	Termination by ALLERGAN	46

	16.3	Termination by MAP	46

	16.4	Termination for Material Breach	46

	16.5	Challenge	47

	16.6	Consequences of Termination	47

	16.7	Surviving Obligations	47

	16.8	Accrued Rights, Surviving Obligations	48

	16.9	Rights in Bankruptcy	48

17.	LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES; DISCLAIMER OF WARRANTY		48

18.	MISCELLANEOUS		49

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18.1	Agency	49

18.2	Assignment	49

18.3	Further Actions	49

18.4	Force Majeure	49

18.5	Notices	50

18.6	Amendment	50

18.7	Waiver	51

18.8	Counterparts	51

18.9	Construction	51

18.10	Severability	51

18.11	Governing Law	51

18.12	Dispute Resolution; Exclusive Dispute Resolution Mechanism	51

18.13	Compliance with Applicable Laws	52

18.14	Divestitures	52

18.15	Entire Agreement	53

EXHIBITS

EXHIBIT 1.7	ALLERGAN Trademarks

EXHIBIT 1.29	Co-Promotion Agreement

EXHIBIT 1.34	Device

EXHIBIT 1.35	Dihydroergotamine

EXHIBIT 1.63(a)	MAP Patent Rights: [***]

EXHIBIT 1.63(b)	MAP Patent Rights: [***]

EXHIBIT 1.63(c)	MAP Patent Rights: [***]

EXHIBIT 1.67	MAP Trademarks

EXHIBIT 1.96	Press Release

EXHIBIT 1.113	Shared Expenses

EXHIBIT 6.2(b)	Signing Date TRx Forecast

EXHIBIT 8.3	Example of Profit Share Calculation Under Section 8.3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 8.5	Example of Net Sales Calculation

v

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COLLABORATION AGREEMENT

This Collaboration Agreement (the “Agreement”) is made and entered into as of the 28th day of January, 2011 (the “Effective Date”) by and among MAP Pharmaceuticals Inc., a Delaware corporation having an address at 2400 Bayshore Parkway, Suite 200, Mountain View, California 94043 (“MAP”), Allergan USA, Inc., a Delaware corporation (“Allergan USA”), Allergan Sales, LLC, a California limited liability corporation (“Allergan Sales”), and Allergan, Inc., a Delaware corporation (collectively with Allergan USA and Allergan Sales, “ALLERGAN”), each having an address at 2525 Dupont Drive, Irvine, California 92612. MAP and ALLERGAN are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

Whereas, MAP is a biotechnology company engaged in the research, development and commercialization of products consisting of pharmaceutical compounds and devices for delivering such compounds;

Whereas, ALLERGAN is engaged in the business of manufacturing, marketing, promoting, selling and distributing pharmaceutical products;

Whereas, MAP is developing a product designated as LEVADEX™, a pharmaceutical product consisting of a proprietary formulation of dihydroergotamine delivered using MAP’s proprietary TEMPO® delivery system;

Whereas, ALLERGAN and MAP desire to further develop and jointly commercialize LEVADEX in the United States (and to the extent set forth in this Agreement, Canada) to certain specialist physicians for the treatment of migraines; and

Whereas, MAP will be responsible, itself or through third party manufacturers, for the manufacture and supply of LEVADEX for such purposes.

Agreement

Now, therefore, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

1.1 “Additional Collaboration Indications” means the Follow-On Indications for which the Parties mutually agree in writing that the costs and expenses thereof are Allowable Development Expenses pursuant to Section 4.1(b) of this Agreement.

1.2 “Additional Required Indication” means the treatment of migraine in adolescents twelve (12) to eighteen (18) years of age.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.3 “Affiliate” means a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a specified Party. For purpose of this definition, “control,” “controlled by” and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity shall in any event be presumptively deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control.

1.4 “ALLERGAN Estimated Shared Expenses” has the meaning set forth in Section 8.4(a).

1.5 “ALLERGAN Inventor” has the meaning set forth in Section 10.2.

1.6 “ALLERGAN Shared Expenses Estimate Report” has the meaning set forth in Section 8.4(a).

1.7 “ALLERGAN Trademarks” means the Trademarks set forth on Exhibit 1.7.

1.8 “Alliance Manager” has the meaning set forth in Section 3.3(a).

1.9 “Allowable Development Expenses” means [***] expenses and the costs and expenses incurred by a Party or for its account [***] that are consistent with the approved Development Plan(s)] and are specifically attributable to the Development of Product, including without limitation [***] and [***], including without limitation [***], in each case, to the extent [***].

1.10 “Allowable Patent Expenses” means [***], recorded as an expense in accordance with GAAP, and statutory fees incurred after the Effective Date in connection with the preparation, filing, prosecution, and maintenance (including the costs of ex parte or inter partes activities including patent interference, re-examination and opposition proceedings) of [Patents and Patent Applications in the Territory included in MAP Patent Rights that cover Product or its manufacture or use in the Field; provided, that [***] shall be subject to appropriate documentation verifying the allocation of [***] on such activities. For purposes of clarification, [***].

1.11 “Allowable Pre-Approval Manufacturing Expenses” means all costs and expenses incurred prior to [***] associated with any [***], as set forth in Section 1.2 of Exhibit 1.113.

1.12 “Allowable Regulatory Expenses” means all costs and expenses [***], including FDA user and other fees, [***] recorded as an expense in accordance with GAAP, by

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or on behalf of a Party or any of its Affiliates during the Term and pursuant to this Agreement, that are specifically attributable to the preparation of regulatory submissions for, and the obtaining and maintenance of Regulatory Approval of, Product in the Field in the Territory, including without limitation compliance with requirements of such Regulatory Authorities, adverse event recordation and reporting, regulatory affairs activities, pharmacovigilance, post-approval safety monitoring, REMS programs and patient registries, in each case in the Territory, and in each case excluding [***].

1.13 “Applicable Laws” means all applicable statutes, ordinances, codes, executive or governmental orders, laws (including common law), rules, and regulations, including without limitation any rules, regulations, guidelines or other requirements of Regulatory Authorities, that may be in effect from time to time.

1.14 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in the State of California, U.S.A., are authorized or obligated by Applicable Laws to close.

1.15 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term or following First Commercial Sale of Product shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

1.16 “Calendar Year” means (a) for the first year of the Term, the period beginning on the Effective Date and ending on December 31, 2011, (b) for each year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last year of the Term, the period beginning on January 1 of the year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.17 “Canada” has the meaning set forth in Section 2.4.

1.18 “Canada Option” has the meaning set forth in Section 2.4.

1.19 “Chemistry, Manufacturing and Controls” or “CMC” means the part of pharmaceutical development that is directed to the manufacture of Device, DHE and Compound, the specifications therefor, and other process parameters which indicate that the manufacturing process is consistent and controlled.

1.20 “Clinical Trials” means Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials, Phase IV Clinical Trials, and/or variations of such trials (e.g., Phase II/III).

1.21 “Commercialization” means all activities undertaken relating to the marketing and/or offering for sale of Product to physicians and their patients, including without limitation advertising, education, planning, marketing, promotion, market and product support

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and sales representative Detailing. Commercialization does not include the right to book sales of or sell Product. “Commercialize” shall have a corresponding meaning.

1.22 “Commercialization Plan” has the meaning set forth in Section 6.2(a).

1.23 “Commercially Reasonable Efforts” means, with respect to the Development, Manufacture and/or Commercialization of Product and any other activities conducted under the Agreement with respect to Product, the level of efforts and resources (including without limitation the promptness with which such efforts and resources would be applied) commonly used in the pharmaceutical industry by a company of similar size and experience, or by the respective Party with respect to a product of similar commercial potential at a similar stage in its development or product life. If a Party has other products in its portfolio for the same indication as Product, then Commercially Reasonable Efforts shall require the relevant Party to apply efforts to Product no less favorable in the aggregate than what it applies to any other product for the same indication as Product.

1.24 “Competing Product” means any pharmaceutical product (other than Product) that is used to treat acute migraine; provided, that in no event shall [***] be considered a Competing Product.

1.25 “Compound” means the mesylate salt form of dihydroergotamine in a formulation for delivery by Inhalation.

1.26 “Confidential Disclosure Agreement” has the meaning set forth in Section 15.1.

1.27 “Confidential Information” has the meaning set forth in Section 15.1.

1.28 “Control” means, with respect to any item of Information, Patent, know-how or other intellectual property right, the right to grant a license or sublicense with respect thereto as provided for in this Agreement, without violating the terms of any agreement or other arrangement with, or any legal rights of, or without requiring the consent of or payment to, any Third Party.

1.29 “Co-Promotion Agreement” means the Co-Promotion Agreement, in the form attached hereto as Exhibit 1.29, entered into by the Parties as of the date of this Agreement.

1.30 “Current Good Manufacturing Practices” or “cGMP” means the regulations set forth in 21 C.F.R. Parts 210–211, 820, and 21 C.F.R. Subchapter C (Drugs), Quality System Regulations and the requirements thereunder imposed by the FDA, and, as applicable, any similar or equivalent regulations and requirements in jurisdictions outside the United States.

1.31 “Detail” means a presentation for Product by a sales representative during a face-to-face meeting with a Physician Target in an individual or group practice setting (not including dinner meetings, medical conventions, medical education meetings, sample drops or incidental contacts) in which the FDA-approved indicated uses, safety, effectiveness,

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contraindications, side effects, warnings, and other relevant characteristics of Product are described in a fair and balanced manner consistent with the requirements of Applicable Laws and the requirements of the United States Food, Drug and Cosmetic Act, as amended, including, but not limited to, the regulations of 21 C.F.R. § 202, in an effort to increase the number of Physician Targets prescribing Product, and/or the number of prescriptions for Product. “Detailing” shall have a corresponding meaning.

1.32 “Development” means all activities relating to obtaining Regulatory Approval of Product, or assisting in broadening the label for Product or the ability to market Product, including, for example, preclinical testing, toxicology, formulation, Clinical Trials, and regulatory affairs, as well as any and all such activities conducted following Regulatory Approval, including, but not limited to, Clinical Trials to explore Follow-On Indications. “Develop” shall have a corresponding meaning.

1.33 “Development Plan” has the meaning set forth in Section 4.2(a).

1.34 “Device” means MAP’s proprietary TEMPO pressurized metered dose inhaler. The current embodiment of the Device is described on Exhibit 1.34. Unless otherwise noted, the use of the term “Device” in this Agreement is not intended to indicate thereby the definition of “device” in the Federal Food, Drug and Cosmetic Act, as amended.

1.35 “Dihydroergotamine” or “DHE” means the molecule set forth on Exhibit 1.35.

1.36 “Distributable Loss” and “Distributable Profit” means the amount equal to (i) Net Sales of Product (if any) during the applicable reporting period, less (ii) Shared Expenses incurred during the applicable reporting period. There shall be a Distributable Loss in a reporting period if subtracting the amount in (ii) from the amount of (i) results in a negative number, and a Distributable Profit if subtracting the amount in (ii) from the amount of (i) equals zero (0) or results in a positive number.

1.37 “Distributable Loss Report” and “Distributable Profit Report” have the meanings set forth in Section 8.5.

1.38 “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.39 “Effective Date” has the meaning set forth in Section 16.2.

1.40 “Executives” has the meaning set forth in Section 3.2(c).

1.41 “FDA” means the U.S. Food and Drug Administration, or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States.

1.42 “Field” means the [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.43 “First Commercial Sale” means the first arm’s length commercial sale of Product to a Third Party who is not a Sublicensee (including without limitation any final sale to a distributor or wholesaler under any non-conditional sale arrangement).

1.44 “Follow-On Indication(s)” means additional indications for Product other than the Initial Indication. For clarity, Follow-On Indications include, without limitation, the Additional Required Indication and the Additional Collaboration Indications.

1.45 “FTE” means the equivalent of an employee or agent of MAP or ALLERGAN working one thousand eight hundred and forty (1,840) labor hours per year on Manufacturing, Commercialization or Development of Product.

1.46 “FTE Costs” means, for each non-Sales Force FTE undertaking particular activities under this Agreement, equal to: (i) the FTE Rate for the relevant employee or agent performing activities under this Agreement, multiplied by (ii) a number representing the portion of an FTE provided by such employee or agent that is directly allocable to the activities undertaken pursuant to this Agreement (e.g., 0.5 for an employee or agent providing 50% of an FTE to activities under this Agreement).

1.47 “FTE Rate” means, [***]

1.48 “GAAP” means U.S. generally accepted accounting principles consistently applied.

1.49 “IND” means any Investigational New Drug application, as defined in the applicable regulations promulgated by the FDA, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto.

1.50 “Information” means ideas, Inventions, discoveries, concepts, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, data (including without limitation pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, Patent and legal data, market data, financial data or descriptions), devices, assays, chemical formulations, specifications, compositions of matter, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic or other form, now known or hereafter developed, whether or not patentable, and all improvements thereto.

1.51 “Inhalation” means the delivery of an active pharmaceutical ingredient by oral inhalation for systemic absorption via the lung.

1.52 “Initial Indication” means treatment of acute migraine with or without aura in adults (humans who are eighteen (18) years or older) or such other initial indication for Product, as is first approved by the FDA.

1.53 “Initial Indication Approval” means Regulatory Approval by the FDA for the Initial Indication of Product for use in the Field in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.54 “Invention” means inventions as determined in accordance with U.S. patent law and arising in the course of the Parties’ performance under the Agreement that employees, Sublicensees, Affiliates, independent contractors, or agents of one Party or both Parties solely or jointly make, conceive, reduce to practice or otherwise discover.

1.55 “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 3.4.

1.56 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1.

1.57 “Manufacture” or “Manufacturing” means the synthesis, manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of DHE, Compound, Device and Product.

1.58 “MAP Estimated Shared Expenses” has the meaning set forth in Section 8.4(a).

1.59 “MAP Inventions” has the meaning set forth in Section 10.2.

1.60 “MAP Know-How” means all Information that is (a) Controlled by MAP as of the Effective Date or at any time during the Term that is not generally known and not readily ascertainable by proper means, even though parts thereof may be known, and (b) necessary or useful to develop, make, use, sell, offer for sale, import or export Product for use in the Field in the Territory. For the avoidance of doubt, Information that is publicly disclosed by MAP or becomes generally known through no fault of ALLERGAN or breach of this Agreement shall no longer be included as part of MAP Know-How.

1.61 “MAP Licensed Intellectual Property” shall mean the MAP Patent Rights and MAP Know-How, licensed by MAP to ALLERGAN under Section 2.1, and MAP Trademarks, licensed by MAP to ALLERGAN under Section 11.2.

1.62 “MAP Operating Loss” and “MAP Operating Profit” means the amount equal to (i) Net Sales (if any) during the applicable reporting period, less (ii) MAP Shared Expenses incurred during the applicable reporting period. There shall be a MAP Operating Loss in a reporting period if subtracting the amount in (ii) from the amount of (i) results in a negative number, and a MAP Operating Profit if subtracting the amount in (ii) from the amount of (i) equals zero (0) or results in a positive number.

1.63 “MAP Patent Rights” means any rights granted by any governmental authority under any Patent and/or Patent Application Controlled by MAP as of the Effective Date or at any time during the Term that claims an invention related to Product or the manufacture, use, sale, offering for sale, import or export of Product. MAP Patent Rights include [***].

1.64 “MAP PCP Detail” means [***] targeting PCPs in the Field in the Territory: [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.65 “MAP Sales Force” has the meaning set forth in Section 6.4(b).

1.66 “MAP Shared Expenses Estimate Report” has the meaning set forth in Section 8.4(a).

1.67 “MAP Trademarks” means the Trademarks set forth on Exhibit 1.67.

1.68 “Member” has the meaning set forth in Section 3.1.

1.69 “Member Designee” has the meaning set forth in Section 3.1.

1.70 “Nektar License” means the Restated and Amended License Agreement entered into by MAP and Nektar Therapeutics UK Limited dated August 7, 2006, as amended.

1.71 “Nektar Mark” means any trademark, trade name, brand name or logo of Nektar Therapeutics UK Limited as set forth in Sections 5 and 13.1 of the Nektar License.

1.72 “Net Payment” has the meaning set forth in Section 8.5(d).

1.73 “Net Sales” means, with respect to any applicable measurement period, the amount determined in accordance with the following calculation:

[***]

Where:

A = [***];

B = [***];

C = [***];

D = [***]

TMS =

the amount invoiced by MAP or its Affiliate [***] to unaffiliated Third Parties, less the following deductions or allowances to the extent actually taken, granted, or incurred by the selling entity: (a) normal and customary trade and/or quantity discounts actually allowed or taken, chargebacks, Medicaid/Medicare rebates (other than as described in (d) below), and allowances actually taken; (b) sales, use, value added and excise taxes, import and customs duties, tariffs, and any other similar taxes, duties, tariffs, or other governmental charges to the extent included in the amount invoiced and not otherwise reported as a Shared Expense; (c) freight, insurance, packaging costs, and other transportation charges to the extent included in the amount invoiced and not otherwise reported as a Shared Expense; (d) amounts repaid or credits taken by reason of rejections, outdating, defects, or returns or because of retroactive price reductions or due to recalls or government laws or regulations requiring rebate; and (e) any other items that reduce gross sales amounts as required by GAAP

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applied on a consistent basis. “TMS” shall exclude any amount for Product furnished to a Third Party for which payment is not intended to be received, including but not limited to Product used in Clinical Trials and Product distributed as promotional and free goods, in reasonable quantities. TMS will be determined in accordance with GAAP applied on a consistent basis. Sales between or among a Party or its Affiliates shall be excluded from the computation of TMS, but the subsequent final sales to Third Parties by such Affiliates shall be included in the computation of TMS.

For purposes of calculating Net Sales, [***] included in A, B, C and D shall be as [***].

1.74 “Net Sales Estimate Report” has the meaning set forth in Section 8.5.

1.75 “New Drug Application” or “NDA” means (a) the single application or set of applications for Product and/or pre-market approval to make and sell commercially Product filed with the FDA, and (b) any related registrations with, or notifications to, the FDA.

1.76 “Other Physicians” means Physicians who are not Physician Targets or PCPs.

1.77 “Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

1.78 “Patent” means (a) letters patent (or other equivalent legal instrument), including without limitation utility and design patents, and including any term adjustment, extension, substitution, registration, confirmation, reissue, re-examination, or renewal thereof and (b) all equivalents and foreign counterparts of any of the foregoing.

1.79 “Patent Application” means an application for a Patent, including without limitation any provisional application, reissue application, re-examination application, continuation application, continued prosecution application, continuation-in-part application, or a divisional application, and any equivalent thereof.

1.80 “Patent Litigation Expenses” has the meaning set forth in Section 10.6.

1.81 “Payment Adjustment” has the meaning set forth in Section 8.5(c).

1.82 “PCPs” or “Primary Care Physicians” means Physicians as defined by [***].

1.83 “PCP Net Sales” has the meaning set forth in Section 8.3(b).

1.84 “PCP Net Sales Period” has the meaning set forth in Section 8.3(b).

1.85 “PDE” means a primary Detail equivalent where (a) a Primary Detail for Product has a value of [***] primary Detail equivalent and (b) a Secondary Detail for Product has a value of [***] primary Detail equivalents; provided, however, that, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.86 “PDE Costs” means, for each PDE, an amount calculated by the product of PDE multiplied by the PDE Rate.

1.87 “PDE Rate” means [***] per PDE [***].

1.88 “PDUFA Date” means the date as set by the FDA for response to the NDA pursuant to the Prescription Drug User Fee Act of 1992, as amended.

1.89 “Phase I Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects to establish that a pharmaceutical product is reasonably safe for continued testing and to support its continued testing in Phase II Clinical Trials. Phase I Clinical Trial shall include without limitation any clinical trial that would or does satisfy requirements of 21 C.F.R. § 312.21(a), whether or not it is designated a Phase I Clinical Trial.

1.90 “Phase II Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects that have the targeted disease of interest to investigate the safety and efficacy of a pharmaceutical product for its intended use and to define warnings, precautions, and adverse reactions that may be associated with such pharmaceutical product in the dosage range to be prescribed. Phase II Clinical Trial shall include without limitation any clinical trial that would or does satisfy requirements of 21 C.F.R. § 312.21(b), whether or not it is designated a Phase II Clinical Trial.

1.91 “Phase III Clinical Trial” means any clinical study intended as a pivotal study for purposes of seeking Regulatory Approval that is conducted on sufficient numbers of human subjects to establish that a pharmaceutical product is safe and efficacious for its intended use, to define warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, and to support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product. “Phase III Clinical Trial” shall include without limitation any clinical trial that would or does satisfy requirements of 21 C.F.R. § 312.21(c), whether or not it is designated a Phase III Clinical Trial.

1.92 “Phase IV Clinical Trial” means clinical study of a pharmaceutical product on human subjects commenced after receipt of Regulatory Approval of such pharmaceutical product for the purpose of satisfying a condition imposed by a Regulatory Authority to obtain Regulatory Approval, or to support the marketing of such pharmaceutical product, and not for the purpose of obtaining initial Regulatory Approval of a pharmaceutical product.

1.93 “Physician(s)” means any individual qualified and authorized by law to practice medicine in a state, province, possession, protectorate or territory in the Territory.

1.94 “Physician Targets” means Physicians [***].

1.95 “Plan” means Development Plan or Commercialization Plan, as applicable.

1.96 “Press Release” means the press release set forth on Exhibit 1.96.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.97 “Primary Detail” means, with respect to a product, a detail (and with respect to Product, a Detail) made to healthcare professionals employed by or practicing at a given healthcare facility, in which a sales representative provides such information with respect to such product before detailing another product.

1.98 “Prior Quarter” has the meaning set forth in Section 8.5.

1.99 “Product” means a product that is a combination of (a) the Compound, and (b) the Device. For clarity, Product excludes a Device sold alone or for use with an active ingredient that is not the Compound.

1.100 “Product Development Committee” or “PDC” has the meaning set forth in Section 3.3.

1.101 “Product Launch Period” means the period beginning on the date of the first shipment of Product to a wholesaler in the Territory and ending on December 31st of the following full Calendar Year.

1.102 “Product Specifications” means the FDA-approved specifications for Product.

1.103 “Promotional Materials” means all written, printed, electronic and graphic materials intended for use in Detailing Product to Physician Targets for use in the Field in the Territory, including, but not limited to, visual aids, sales training materials, advertising, direct to consumer advertising, direct to physician promotional materials, Product marketing brochures, internet materials, medical and scientific publications, file cards, premium items, clinical study reports, reprints, drug information updates, and any other promotional support items and all product labels and inserts to be used by the Parties.

1.104 “Promotional, Sales, Marketing, and Medical Affairs Expenses” or “PSMM Expenses” has the meaning as set forth in Exhibit 1.113.

1.105 “Quality Systems Regulations” means current quality systems regulations for medical products, as promulgated by the FDA, and the requirements thereunder imposed by the FDA, or any more stringent standards required by Applicable Laws, including without limitation the regulations set forth in 21 C.F.R. Part 820 and equivalent Canadian Applicable Laws.

1.106 “Recently Ended Quarter” has the meaning set forth in Section 8.5.

1.107 “Regulatory Approval” means, with respect to a country or region in the Territory, those approvals, licenses, registrations or authorizations of, by or with a Regulatory Authority necessary to commercially distribute, sell or market a product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), (c) labeling approval and (d) technical, medical and scientific

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licenses necessary for commercial distribution, sale or marketing of such product in such country.

1.108 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities, including without limitation the FDA, regulating or otherwise exercising authority with respect to the Commercialization of Product in the Field in the Territory.

1.109 “Regulatory Materials” means any and all regulatory submissions, applications (including but not limited to the NDA), regulatory reports, safety reports, registrations, filings, approvals and associated Drug Master File(s), label(s), labeling, package insert(s) and packaging and associated correspondence required to develop, manufacture, market, sell and import Product in, or into, the Field in the Territory.

1.110 “Sales Force” means each Party’s respective sales personnel Detailing to Physician Targets for use in the Field in the Territory that are qualified to do so pursuant to the terms and conditions of this Agreement and the Co-Promotion Agreement.

1.111 “Sales Force Management Team” has the meaning set forth in Section 6.5(a).

1.112 “Secondary Detail” means, with respect to a product, a detail (and with respect to Product, a Detail) made to healthcare professionals employed by or practicing at a given healthcare facility, in which a sales representative provides such information with respect to such product after detailing another product.

1.113 “Shared Expenses” means the costs and expenses expressly set forth on Exhibit 1.113.

1.114 “sNDA” means a supplemental New Drug Application for Product filed by MAP with the FDA, and (b) any related registrations with or notifications to the FDA.

1.115 “Sublicensee” means any person or entity to which either MAP grants a license or sublicense under the MAP Know-How or MAP Patents in the Field and in the Territory (other than ALLERGAN) or ALLERGAN grants a sublicense under the license granted to ALLERGAN pursuant to this Agreement.

1.116 “Territory” means the United States and, if ALLERGAN exercises the Canada Option or the Parties otherwise mutually agree in writing that Canada shall be included in the Territory, Canada.

1.117 “Third Party” means any person or entity other than ALLERGAN, MAP, or an Affiliate of either of them.

1.118 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, whether registered or unregistered, that is used (or intended

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to be used) in commerce to identify and distinguish one’s goods or services from those manufactured or sold by others and to indicate the source of the goods or services, even if that source is unknown, including, without limitation, any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo, business symbol, or domain name.

2. LICENSE GRANT.

2.1 License Grant to ALLERGAN. MAP hereby grants to ALLERGAN a co-exclusive (with MAP) license, with the right to grant sublicenses in accordance with Section 2.2, under the MAP Know-How and MAP Patent Rights, to Commercialize Product solely to Physician Targets solely for use in the Field in the Territory subject to and in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, MAP shall have the exclusive right to Commercialize Product to Physicians that are not Physician Targets in the Territory. MAP and ALLERGAN shall only exercise their co-exclusive Commercialization rights in accordance with the terms and conditions of this Agreement and the Co-Promotion Agreement.

2.2 Sublicense Rights. ALLERGAN’s right to grant sublicenses under the license granted to it under Section 2.1 is subject to the prior written approval of MAP, which approval shall not be unreasonably withheld, conditioned or delayed by MAP. Additionally, ALLERGAN shall require ALLERGAN’s permitted Sublicensees to agree in writing to be bound by all of the applicable terms and conditions of this Agreement. ALLERGAN’s grant of any sublicense shall not relieve ALLERGAN from any of ALLERGAN’s obligations under this Agreement, and ALLERGAN shall remain jointly and severally liable for any uncured breach of a sublicense by a Sublicensee of ALLERGAN to the extent that such uncured breach would constitute a breach of this Agreement.

2.3 Certain Restrictions. ALLERGAN agrees that (a) neither it, nor any of its Affiliates, shall offer to sell or otherwise provide Product to any Third Party if ALLERGAN or its relevant Affiliates, knows, or has reason to believe, that Product offered for sale, sold or provided to such Third Party would be sold or transferred: (i) outside the Territory; or (ii) for use outside the Field; and (b) it shall not use or practice under any intellectual property right licensed to it under this Agreement except as expressly permitted by this Agreement. ALLERGAN agrees that it will include a provision in any contracts with its Sublicensees obligating such party to refrain from such actions described in Section 2.3(a) and (b). MAP agrees that, in the event that ALLERGAN is not granted rights in Canada pursuant to Section 2.4, it will not offer to sell or otherwise provide Product to any Third Party in Canada if MAP knows, or has reason to believe, that Product offered for sale, sold or provided to such Third Party would be sold or transferred into the United States.

2.4 Canada Option.

(a) At anytime [***] after the Effective Date, ALLERGAN or its designated Affiliate, shall upon written notice to MAP, have the right to exercise an option (the “Canada Option”), subject to the terms and conditions of this Agreement, relating to the respective roles and responsibilities of the Parties, to Commercialize Product to Physician Targets in the Field in Canada, its provinces, possessions, protectorates and territories (“Canada”).

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(b) Upon the exercise of the Canada Option, Canada shall be deemed to be included in the Territory.

(c) If ALLERGAN fails to exercise the Canada Option within the period specified in Section 2.4(a), ALLERGAN shall for an additional [***] period thereafter (the “Canada Negotiation Period”) have a right of first negotiation for, on terms mutually agreed upon among the Parties, a license, with the right to grant sublicenses in accordance with Section 2.2, under the MAP Know-How and MAP Patent Rights to Commercialize Product in Canada solely in the Field. The right of first negotiation granted hereunder shall be exercisable by ALLERGAN, or its designated Affiliate, upon written notice to MAP and the Parties will use good faith efforts to reach agreement during the Canada Negotiation Period. In the event that the Parties do not reach agreement during the Canada Negotiation Period, then MAP shall be free to pursue Commercialization of Product in the Field in Canada.

2.5 No Implied Rights or Licenses. MAP grants no additional rights or licenses in or to any Patent or other intellectual property right, whether by implication, estoppel or otherwise, except to the extent expressly provided for under this Agreement.

2.6 Sublicensed Rights. Notwithstanding anything to the contrary in this Agreement, the rights and licenses granted to ALLERGAN pursuant to this Agreement under MAP Know-How and MAP Patent Rights that are licensed to MAP pursuant to the Nektar License shall be subject to the terms and conditions of the Nektar License.

3. GOVERNANCE.

3.1 Committees Generally. The Parties shall form the committees described in this Article 3 to oversee, coordinate and review recommendations and approve decisions for the Development, Regulatory Approval, Manufacture and Commercialization of Product to Physician Targets for use in the Field in the Territory. Each such committee shall be comprised of four (4) voting members (each, a “Member”). Each Party shall have the right to appoint two (2) Members (each, a “Member Designee”) to serve on the each committee. Each Member Designee of the JSC shall be a member of management of the appointing Party. The Member Designees of all other committees must be employees of the appointing Party. The following shall apply to each committee and its members:

(a) Each Party may replace its Member Designees at any time upon written notice to the other Party;

(b) Each committee shall meet at least once every quarter at times mutually agreed upon by the Parties, or more frequently as the Parties deem appropriate. At least two (2) such meetings per Calendar Year must be held in person, and all other such meetings may be held by teleconference or videoconference. The location of the meetings to be held in person shall alternate between sites designated by each Party;

(c) The presence of at least one (1) MAP Member Designee and one (1) ALLERGAN Member Designee shall be required to constitute a quorum at any meeting of a

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committee. No business shall be transacted at any meeting of a committee unless a quorum of the members of such committee is present at the time when the meeting proceeds to business;

(d) In addition to its Member Designees, the Parties shall have the right to invite observers to each meeting of a committee. For meetings of the JSC, a Party must provide the other Party with advance written notice of such observers. Such observers shall not have any voting rights and shall be bound by written obligations of confidentiality and non-use, either by virtue of his or her employment by such Party or by a separate written agreement; and

(e) Each Party shall be responsible for all travel and related costs and expenses for its Member Designees and other representatives to attend meetings of, and otherwise participate on any committee, and such costs and expenses will not be included in Shared Expenses.

3.2 Joint Steering Committee.

(a) Formation; Purpose. Within thirty (30) days of the Effective Date, the Parties will establish a Joint Steering Committee (the “Joint Steering Committee” or “JSC”), which (i) shall oversee, coordinate and review recommendations and approve decisions for the Development, Regulatory Approval, Manufacture and Commercialization of Product to Physician Targets for use in the Field in the Territory. The JSC shall coordinate the co-promotion of Product by the Parties and all budgets for such activities in the Field in the Territory. Within ten (10) Business Days of the Effective Date, each of MAP and ALLERGAN shall designate an individual who shall initially serve as a co-chair for the JSC. The JSC shall have the authority to set up joint teams, committees and subcommittees as necessary to Commercialize Product.

(b) Responsibilities. The JSC shall have the following responsibilities:

(i) Review and approve Development Plans for the Initial Indication following submission of the initial New Drug Application for such Initial Indication, the Additional Required Indication and Additional Collaboration Indications in the Field in the Territory;

(ii) Review Regulatory Materials, including those materials for the Initial Indication, the Additional Required Indication and Additional Collaboration Indications;

(iii) Review and agree on Manufacturing plans, including [***];

(iv) Review and approve annual Commercialization Plans for Product to Physician Targets in the Field in the Territory;

(v) Establish a process for the review and approval by the Parties of Promotional Materials for Product for Detailing to Physician Targets for use in the Field in the Territory;

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(vi) Establish, review and approve budget for Shared Expenses in the Field in the Territory in accordance with the terms of this Agreement;

(vii) Establish, on an annual basis no later than July 1, a two (2) year forecast, containing a projection of annual Product unit sales and associated annual PSMM Expenses reflecting Commercially Reasonable Efforts of the Parties in Commercializing Product (“Annual Forecast And Budget”), which shall be in a format determined by the JSC or mutually agreed by the Parties;

(viii) Approve recommendations and resolve disputes of the other committees and any subcommittees; and

(ix) Provide a forum for the Parties to exchange information and coordinate their respective activities with respect to matters pertaining to Product for Physician Targets in the Field in the Territory.

(c) Decision-Making. ALLERGAN and MAP will charter the JSC, PDC, JCC and any subcommittees with the belief that vigorous interaction and cooperation between the Parties are necessary for the success of Product Development, Manufacturing and Commercialization to Physician Targets. The JSC may make decisions with respect to any subject matter that is subject to the JSC’s decision-making authority and functions. The JSC shall operate by unanimous consent of its Members, with MAP’s JSC Member Designees having, collectively, one vote and ALLERGAN’s JSC Member Designees having, collectively, one vote in all decisions. The JSC shall use Commercially Reasonable Efforts to make timely decisions and to resolve disputes. If the JSC is unable to resolve any dispute, controversy, or claim arising under this Agreement within [***] after it first addresses such matter (or such longer period as the Parties may mutually agree), then such dispute, controversy or claim shall be referred to the Chief Executive Officer of MAP and a member of the ALLERGAN Executive Committee (“Executives”). If a disagreement among Members of the JSC is still unresolved by the Executives [***] after referral to the Executives (or such longer period as the Parties may mutually agree), such disagreement shall be resolved by MAP in its sole and final discretion; provided, however, that notwithstanding the foregoing, in the event the Members of the JSC cannot mutually agree on the budget for the initial Commercialization Plan pursuant to Section 6.2(c) or any Annual Forecast And Budget, and such dispute cannot be resolved by the Executives, such dispute shall be resolved by [***].

3.3 Alliance Managers.

(a) Each of the Parties shall appoint a single individual who possesses a general understanding of clinical, regulatory, manufacturing and marketing issues to act as that Party’s point of contact for day to day communications between the Parties relating to the activities conducted under this Agreement (each, an “Alliance Manager”). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

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(b) Each Alliance Manager shall strive to create and maintain a collaborative work environment within and among the JSC, PDC, JCC and any subcommittees. Each Alliance Manager will also: (i) attempt to resolve, in the first instance, all matters of dispute arising in the JSC, PDC, JCC or any subcommittees; (ii) coordinate the relevant functional representatives of the Parties in developing and executing strategies and Plans for Product to Physician Targets in the Field in the Territory; (iii) provide a single point of communication for seeking consensus both internally within the respective Parties’ organizations and between the Parties regarding key strategy and Plan issues; (iv) identify and bring disputes to the attention of the JSC in a timely manner; (v) plan and coordinate cooperative efforts and internal and external communications; (vi) track and report progress of the Parties against all Plans and activities; and (vii) ensure that governance activities, such as the conduct of required JSC, PDC, JCC and any subcommittee meetings, take place, including by taking meeting minutes and producing such minutes as set forth in this Agreement, and by following up on relevant action items resulting from such meetings to confirm that such activities are appropriately carried out or otherwise managed.

(c) The Alliance Managers shall attend all subcommittee meetings and JSC, PDC and JCC meetings and support the co-chairpersons of the JSC, PDC and JCC and subcommittees in the discharge of their responsibilities. Alliance Managers shall be nonvoting participants in the JSC, PDC, JCC and subcommittee meetings, unless they are also appointed Members of the JSC, PDC, JCC or the subcommittee provided, however, that an Alliance Manager may bring any matter to the attention of the JSC or any subcommittee if such Alliance Manager reasonably believes that such matter warrants such attention.

(d) The Alliance Managers shall jointly be responsible for working with the JSC and other committee Members to prepare and circulate an agenda in advance of each meeting of the JSC, PDC, JCC and subcommittee, and to prepare and issue initial drafts of minutes of each meeting within seven (7) Business Days thereafter. Meeting minutes will not be finalized until both Parties’ representatives on the JSC, PDC, JCC or subcommittee review and confirm the accuracy of such minutes in writing, which such representatives shall do and approve in writing within seven (7) Business Days of receiving such minutes for review and comment.

3.4 Product Development Committee.

(a) Members; Officers. The Parties will establish a Development committee for Product (the “Product Development Committee” or “PDC”). Each PDC Member shall have expertise in pharmaceutical drug development, regulatory matters, clinical studies and/or other expertise to the extent relevant. Any PDC Member Designee may designate a substitute Member Designee with due authority to temporarily attend and perform the functions of that Member Designee at any meeting of the PDC. The PDC shall be chaired by a representative of MAP. The secretary of the PDC shall be the MAP Alliance Manager.

(b) Responsibilities. The PDC shall perform the following functions:

(i) Review and comment on the NDA for the Initial Indication;

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(ii) Develop, review and recommend updates to Development Plans each year;

(iii) Oversee implementation of the Development Plans including managing the Development budget;

(iv) At least quarterly, review the Development budget;

(v) At each meeting of the PDC, review a comparison of actual Allowable Development Expenses and Allowable Regulatory Expenses to budgeted expenses in the Development Plan budget for the Calendar Year-to-date, with such information covering a time period ending as closely as practicable to the date of the meeting;

(vi) Review and evaluate progress of the Development activities including CMC [***];

(vii) Review the publication strategy in conjunction with the JCC;

(viii) Approve Clinical Trial protocols, budgets and designs;

(ix) Review and approve CRO’s and other Third Parties that will be utilized for Development activities;

(x) Coordinate the allocation of responsibilities among the Parties with respect to Development of Product under the Development Plan; and

(xi) Have such other responsibilities as may be assigned to the PDC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

(c) Decision-Making. The PDC shall operate by unanimous consent of its Members, with MAP’s Member Designees having, collectively, one vote and ALLERGAN’s Member Designees having, collectively, one vote in all decisions. The PDC shall use Commercially Reasonable Efforts to make timely decisions and to resolve disputes. If the PDC is unable to resolve any dispute, controversy, or claim arising under this Agreement within a reasonable period after it first addresses such matter, then such dispute, controversy or claim shall be decided by the JSC.

(d) MAP agrees to provide periodic updates to the PDC regarding MAP’s separate development activities for Follow-On Indications unless MAP is expressly prohibited by contract or Applicable Law.

3.5 Joint Commercialization Committee.

(a) Members; Officers. The Parties shall establish a Commercialization committee for Product (the “Joint Commercialization Committee” or “JCC”). Each JCC

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member shall have expertise in marketing and sales of pharmaceutical products. Any member of the JCC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the JCC. The JCC shall be chaired by a representative of ALLERGAN. The secretary of the JCC shall be the ALLERGAN Alliance Manager.

(b) Responsibilities. The JCC shall perform the following functions:

(i) Develop and subsequently review and make decisions relating to the Commercialization Plan including a budget for PSMM Expenses;

(ii) Oversee implementation of the Commercialization Plan, throughout the Calendar Year, including managing the budget for PSMM Expenses;

(iii) Discuss the markets for Product in the Territory and opportunities and issues concerning Commercialization of Product, including consideration of marketing and promotional strategy, marketing research plans, labelling, Product positioning and Product profile, including [***];

(iv) Oversee and coordinate the sales efforts of the Parties;

(v) Review and make decisions regarding post-Initial Indication Approval Development activities, taking into consideration the appropriateness of any Development activities including line extensions, Clinical Trials for purposes of new indications and Phase IV Clinical Trials in the context of the overall marketing and promotional strategy for Product;

(vi) Review and direct all indigent care use of Product;

(vii) Support the review of and approve Manufacturing, sales and prescription forecasts of Product;

(viii) Review data and reports arising from and generated in connection with Commercialization of Product under the Commercialization Plan, market research studies, actual Product sales, Product prescription trends and Product sales forecasts;

(ix) At each meeting of the JCC, review a comparison of actual sales and marketing expenses to the budgeted expenses in the relevant Commercialization Plan, with such information covering a time period ending as closely as practicable to the date of the meeting;

(x) Review and approve the general guidelines applicable to Product Commercialization to be followed in the development of promotional materials and promotional activities to be used by the Parties in the co-promotion of Product;

(xi) Lead the review and direct Product publication strategy, in consultation with the PDC;

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(xii) Following review and approval by the Parties’ internal promotional materials review committees, review and approve packaging and related materials, prior to any commercial use; and

(xiii) Have such other responsibilities as may be assigned to the JCC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

(c) Decision-Making. The JCC shall operate by unanimous consent of its Members, with MAP’s Member Designees having, collectively, one vote and ALLERGAN’s Member Designees having, collectively, one vote in all decisions. The JCC shall use Commercially Reasonable Efforts to make timely decisions and to resolve disputes. If the JCC is unable to resolve any dispute, controversy, or claim arising under this Agreement within a reasonable period after it first addresses such matter, then such dispute, controversy or claim shall be decided by the JSC.

(d) MAP agrees to provide periodic updates to the JCC regarding MAP’s separate PCP marketing activities to the extent permitted and relevant to the Parties’ Product messaging activities under this Agreement.

4. DEVELOPMENT.

4.1 Development Responsibilities.

(a) Development Activities in the Territory. MAP shall be responsible to Develop Product in the Territory in the Field and shall be responsible for conducting Clinical Trials for Product in the Territory in the Field and conducting Chemistry, Manufacturing and Controls activities for Product.

(b) Additional Required Indication and Additional Collaboration Indications. Subject to Section 8.9 and the last sentence of this Section 4.1(b), the Parties agree to Develop Product for the Additional Required Indication and one (1) Additional Collaboration Indication in the Territory and will enter into suitable Development Plans therefor by no later than [***] following the Effective Date. The Parties agree to cooperate in good faith to identify one (1) Additional Collaboration Indication in the Territory for which the costs and expenses thereof shall be Allowable Development Expenses, subject to the provisions of Section 8.9 and the last sentence of this Section 4.1(b). The Parties may agree, at their sole discretion and without any obligation, to include other Follow-On Indications as Additional Collaboration Indications and the costs and expenses for such Additional Collaboration Indications shall be Allowable Development Expenses. Commencing on the date of the First Commercial Sale, but not before, MAP may enroll patients in a Clinical Trial for Product for [***]. Unless the Parties otherwise agree, Development of Product for each Additional Collaboration Indication shall be [***] such that enrollment of patients in a Clinical Trial for Product for [***], and enrollment of patients in a Clinical Trial for Product for any further Additional Collaboration Indications [***] for the [***].

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(c) Follow-On Indications. Following the date of the First Commercial Sale, but not before, MAP shall be free to Develop Product for any Follow-On Indication(s) other than the Additional Required Indication and the Additional Collaboration Indications in the Territory at its sole cost and discretion; provided, that MAP has presented such Follow-On Indication to ALLERGAN in writing to be considered as a potential Additional Collaboration Indication and ALLERGAN has confirmed in writing that such Follow-On Indication shall not be deemed an Additional Collaboration Indication, provided further, that, [***]. Subject to Section 4.1(b), any sales of Product in the Territory resulting from prescriptions written by Physician Targets in Territory for any Follow-On Indications shall be included in Net Sales. For clarity, nothing in this Agreement shall preclude MAP from developing Product for any Follow-On Indication for use outside the Territory.

4.2 Development Plans.

(a) Development Plans. The Development of Product for the Additional Required Indication and Additional Collaboration Indications and associated Allowable Development Expenses in the Field in the Territory shall be governed by this Agreement and by development plans (“Development Plans”). Development Plans together with updates thereto made pursuant to Section 4.2(b) below, shall be created and executed by the PDC. Each Development Plan shall include, without limitation, details of all preclinical studies, toxicology, pharmacology studies, formulation, process development, Clinical Trials, regulatory plans and other activities directed to obtaining Regulatory Approval of Product in the Field in the Territory and related timelines and budgets, as well as other activities necessary for Development of Product in the Field in the Territory.

(b) Updates. The Parties shall, on an annual basis, propose updates to the Development Plans for the following Calendar Year. Such updates may include Additional Collaboration Indications approved for Development in accordance with this Agreement. The Parties shall submit such updated Development Plans to the JSC for review and comment by May 1 and for final approval by September 1 of each Calendar Year, which updated Development Plans shall apply to the following Calendar Year. The JSC shall provide comments on each such updated Development Plan within [***] following its initial submission by the PDC and shall provide final approval of such updated Development Plan within [***] of its submission by the PDC for final approval.

4.3 Subcontracting Permitted. ALLERGAN acknowledges and agrees that portions of the work to be performed by MAP under the Development Plans (including without limitation Manufacture of Product) may be performed on behalf of MAP by Third Parties, provided that MAP shall be and remain responsible for the performance of its subcontractors. MAP shall keep the PDC informed of its selection of potential subcontractors and shall give the PDC an opportunity to review any material contracts and material costs and expenses that will be Shared Expenses and that may be incurred through its engaging subcontractors under this Agreement.

4.4 Clinical Data. MAP will retain all right, title, and interest in, to, and under all Clinical Trial data generated under the Agreement.

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4.5 Costs. ALLERGAN shall reimburse MAP for fifty percent (50%) of Allowable Development Expenses incurred by MAP. Within 15 calendar days after the end of each Calendar Month, MAP shall invoice ALLERGAN for ALLERGAN’s portion of Allowable Development Expenses in arrears on a Calendar Month basis. MAP’s invoice shall be in a form reasonably specified by ALLERGAN and include a detailed accounting of the Allowable Development Expenses incurred by MAP during the relevant Calendar Month. Unless ALLERGAN disputes the invoiced amounts in accordance with the procedures set forth in Section 8.5, ALLERGAN shall remit payment to MAP of the full invoice amount within [***] of receipt thereof.

4.6 Efforts. The Parties shall use Commercially Reasonable Efforts consistent with their responsibilities under this Agreement to Develop Product in the Field in the Territory in accordance with the Development Plan.

5. REGULATORY MATTERS.

5.1 Preparation and Ownership of Regulatory Materials. Subject to this Agreement, MAP shall have sole right and principal responsibility for the preparation, submission and maintenance of Regulatory Materials and for seeking Regulatory Approval for Product in the Field in the Territory. MAP shall use Commercially Reasonable Efforts to prepare, obtain, and maintain Regulatory Materials and seek Regulatory Approval for Product in the Field in the Territory and, to the extent required, Regulatory Approval of Promotional Materials. ALLERGAN shall have the opportunity to review the draft label for the Initial Indication and all Follow-On Indications in the Territory and provide comments to MAP. MAP will consider, in good faith, ALLERGAN’s comments and recommendations with respect to such labeling. MAP shall own and retain all right, title, and interest in, to, and under Regulatory Materials and Regulatory Approvals including all regulatory documentation with respect to Product. MAP shall solely own all Information arising in the course of Product Clinical Trials and preclinical activities conducted pursuant to this Agreement. MAP shall be responsible for all interactions with Regulatory Authorities relating to Product.

5.2 Notice of Communication with Regulatory Authorities. MAP shall be responsible for handling all complaints, recalls and communications with any Regulatory Authority related to Product in the Field in the Territory and shall keep ALLERGAN promptly and fully informed as to the status of such activities. Each Party shall notify the other Party of any oral or written communications to or from Regulatory Authorities on matters related to (a) Product in the Field in the Territory or which may reasonably be deemed to impact or potentially impact Development, Manufacture, Commercialization or Regulatory Approval therefor, and (b) material regulatory or safety issues concerning Product in any jurisdiction which may reasonably be deemed to adversely impact or potentially adversely impact Product (or sales thereof) in the Field in the Territory, and in each case in (a) and (b) above such Party shall provide the other Party with copies of any such written communications within three (3) Business Days of receipt or delivery of such communication, as the case may be, or such earlier date as required by Applicable Laws, the FDA or other relevant Regulatory Authority. Without limiting the foregoing, MAP shall promptly notify ALLERGAN of any assessment or inspection of MAP by any Regulatory Authority regarding MAP’s compliance with cGMP and shall

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promptly provide to ALLERGAN information relating to the outcome of such assessment or inspection. In addition to the foregoing, MAP shall permit ALLERGAN to review and comment on the NDA for the Initial Indication for Product and all regulatory applications for Follow-On Indications in the Field in the Territory and give ALLERGAN reasonable opportunity to review and comment on any proposed response to any such oral or written communications to or from any Regulatory Authority prior to submitting any response thereto, and provide ALLERGAN with a copy of the final response as specified herein. ALLERGAN shall provide all such comments promptly after receiving the relevant information. MAP will consider, in good faith, ALLERGAN’s comments and recommendations with respect to such regulatory materials. MAP shall provide reasonable advance notice to ALLERGAN with respect to, and permit [***] ALLERGAN representatives (as reasonably requested by ALLERGAN), or such other number of attendees as the Parties may agree, [***] all meetings (including substantive telephonic meetings) with the FDA in connection with Product in the Field in the Territory, as well as participate in any MAP strategic planning meetings in preparation for such FDA meetings. Unless otherwise agreed to by the Parties, ALLERGAN shall not, without prior consultation with, and agreement of, MAP, or unless so required by Applicable Laws, correspond or communicate with any Regulatory Authority concerning Product or any Regulatory Material related thereto.

5.3 Pharmacovigilance and Safety Monitoring Activities. MAP shall be primarily responsible for monitoring all Clinical Trials for Product; maintaining adverse event, complaint and safety databases; and filing all required reports to Regulatory Authorities related to Product. Within [***] after the Effective Date, Safety Data Exchange Agreements (“SDEA”) will be implemented between the Parties governing the Parties’ respective responsibilities with respect to adverse events, complaints and other safety-related matters with respect to Product. Specific details regarding the exchange and management of information relating to adverse events related to the use of Product shall be delineated in a SDEA, which shall, among other terms, specify that: MAP shall be responsible for adverse event and Product complaint reporting to a Regulatory Authority; ALLERGAN shall maintain a record noting in reasonable detail any and all complaints and notices of adverse events it receives with respect to Product; and ALLERGAN shall provide to MAP or its designee all such information to the contacts specified by MAP in a format and in a form reasonably specified by MAP so as to enable MAP to comply with Applicable Laws (with such information being provided, in any event within two (2) Business Days after such adverse event or complaint is first received by ALLERGAN if the adverse event or complaint concerns a matter with the potential to adversely affect patient safety, and within seven (7) Business Days after such receipt otherwise). The SDEA will specify that MAP shall promptly provide to ALLERGAN copies of any reports that it files with a Regulatory Authority describing adverse events or complaints relating to Product within three (3) Business Days after delivery to a Regulatory Authority.

5.4 Risk Evaluation and Mitigation Strategies (“REMS”). MAP shall be primarily responsible for executing any REMS program related to Product required by a Regulatory Authority in the Territory. Through the JSC and the JCC, the Parties will jointly discuss, prepare and implement any REMS Program required by Regulatory Authorities in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.5 Costs. ALLERGAN shall reimburse MAP for fifty percent (50%) of Allowable Regulatory Expenses incurred by MAP. Within 15 calendar days after the end of each Calendar Month, MAP shall invoice ALLERGAN for ALLERGAN’s portion of Allowable Regulatory Expenses in arrears on a Calendar Month basis. MAP’s invoice shall be in a form reasonably specified by ALLERGAN and include a detailed accounting of the Allowable Regulatory Expenses incurred by MAP during the relevant Calendar Month. Unless ALLERGAN disputes the invoiced amounts, ALLERGAN shall remit payment to MAP of the full invoice amount within [***] of receipt thereof. Notwithstanding anything contained herein, in the event that [***] pursuant to which [***], beginning on the effective date of such [***], ALLERGAN shall [***]. If no such [***], the Parties agree to [***] is appropriate.

5.6 Product Recall.

(a) Notification and Recall. In the event that any government agency or Regulatory Authority issues or requests a recall or takes similar action in connection with Product in the Territory, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal in the Territory, the Party notified of or desiring such recall or market withdrawal shall promptly advise the other Party thereof by facsimile or email. Following notification of a recall, the JSC shall decide and have control of whether to conduct a recall or market withdrawal (except in the case of a government-mandated recall) in the Territory and the manner in which any such recall or market withdrawal shall be conducted.

(b) Recall Costs and Expenses. MAP shall be solely responsible for the costs and expenses of any recall of Product, provided, however, that ALLERGAN shall bear the portion of any costs and expenses of a recall to the extent that such costs and expenses directly resulted from ALLERGAN’s gross negligence, willful misconduct or intentional omission, or the material breach of ALLERGAN’s representations, warranties, covenants or other obligations as set forth in or arising out of this Agreement. Such costs and expenses of recall shall include costs and expenses for notification, withdrawal, return and destruction of recalled Product and any refunds of amounts paid for recalled Product.

6. COMMERCIALIZATION.

6.1 Commercialization. The Parties shall be jointly responsible for the Commercialization of Product to Physician Targets in the Territory in the Field in accordance with the terms of this Agreement, the Co-Promotion Agreement and the Commercialization Plan(s) developed pursuant to this Agreement and the Co-Promotion Agreement.

6.2 Commercialization Plans.

(a) The strategy for the Commercialization of Product to Physician Targets in the Field in the Territory during the term of this Agreement shall be described in one or more comprehensive plans that describe the pre-launch, launch and subsequent Commercialization activities (including estimated Shared Expenses, advertising, education, planning, marketing, sales force training and allocation) (each, a “Commercialization Plan”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Attached hereto as Exhibit 6.2(b) is a forecast of the prescriptions for Product in the in the Field in the Territory during each of the [***] following First Commercial Sale (the “Signing Date TRx Forecast”).

(c) No later than ninety (90) days following the Effective Date, the JCC shall have agreed upon and presented to the JSC an initial Commercialization Plan setting forth the pre-launch and launch year Commercialization activities and a preliminary Net Sales forecast and budget for Product in the in the Field in the Territory during the Product Launch Period. The amounts set forth in such Commercialization Plan (including without limitation, Net Sales forecast and budget, and other costs and expenses) will be based upon the prescription forecasts in the Signing Date TRx Forecast, and the prescription forecasts in such Commercialization Plan shall not vary from the Signing Date TRx Forecast without the mutual written consent of both MAP and ALLERGAN.

(d) Thereafter, on or before May 1 of each Calendar Year during the term of this Agreement, the JCC shall present to the JSC for its approval an updated Commercialization Plan including a budget for Shared Expenses in accordance with the then-current Annual Forecast And Budget for Product in the Field in the Territory for the next two (2) Calendar Years. On or before September 1 of such Calendar Year, the JSC shall have approved such Commercialization Plan, including the Annual Forecast And Budget contained therein. Notwithstanding anything contained herein, without the mutual written consent of both Parties, neither Party shall have the right to bill the other Party or include in Shared Expenses any direct or indirect Commercialization expenses other than those expressly provided for in the Annual Forecast and Budget, unless agreed to by the other Party.

(e) All Commercialization Plans developed in accordance with this Agreement shall generally conform to the level of detail utilized by ALLERGAN in preparation of its own product commercialization plans, with the overall objective of maximizing the economic value of Product in the Field in the Territory. Without limiting the foregoing, all Commercialization Plans shall include but not be limited to: (i) details regarding demographics, market dynamics, and market strategies for Product and patient population, estimated launch dates, and sales and expense forecasts; (ii) a marketing plan (including plans related to the prelaunch, launch, promotion, reimbursement and sales of Product, which shall include pricing strategy, sampling plans, public relations and promotional communications and a reasonably descriptive overview of the marketing and advertising campaigns proposed to be conducted; (iii) health economics and/or quality of life studies to be performed or other payor related activities required to determine placement of product with payors, and other payor related studies to establish prices for Product; (iv) sales force forecasts and allocation, physician training and education, detail frequency, Physician Target Detail plans and allocations of percentages of Details and identities of Physician Targets to be provided or contacted by the Parties, and sales incentive compensation programs for Commercialization of Product to Physician Targets in the Field in the Territory; and (v) Phase IV Clinical Trial activities. Each Commercialization Plan shall include an associated budget for Commercialization of Product, including without limitation the Third Parties to be utilized in such activities and the arrangements with them that have been or are proposed to be agreed upon and a budget of the costs and expenses expected to be incurred in connection with performing the Commercialization Plan.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.3 Sales Force Efforts.

(a) Additional requirements regarding the overall Commercialization efforts that each of the Parties shall provide in support of Product Commercialization to Physician Targets in the Field in the Territory shall be set forth in the Co-Promotion Agreement and the applicable Commercialization Plan. In accordance with the Co-Promotion Agreement, sales force costs and expenses will be calculated on a PDE Costs basis.

(b) Subject to the minimum Sales Force requirements set forth herein and in the Co-Promotion Agreement, each Party shall build and deploy a Sales Force that can adequately deliver the specified number of PDEs as set forth in the then-current Commercialization Plan. Notwithstanding the foregoing, at all times during the [***] period immediately following the First Commercial Sale, unless otherwise expressly agreed by the Parties in writing:

(i) ALLERGAN shall deliver a minimum of [***] PDEs per Calendar Quarter to Physician Targets; and

(ii) MAP shall deliver a minimum of [***] PDEs per Calendar Quarter to Physician Targets.

(c) Unless otherwise specified in the then-applicable Commercialization Plan:

(i) all Details of Product in the Field in the Territory performed by MAP during the [***] period immediately following the First Commercial Sale shall be Primary Details; and

(ii) all Details of Product in the Field in the Territory performed by ALLERGAN shall be Secondary Details; provided, that ALLERGAN, at its sole discretion, may elect to perform Primary Details of Product but, in such event, would only be entitled to PDE credit for a Secondary Detail.

(d) The Parties will cooperate with each other in developing strategies for the Parties’ Sales Forces to effectively target the [***] of migraine medication prescribers and other Physician Targets who are determined by MAP or ALLERGAN to be appropriate targets for Product Details.

6.4 PDE Expense Cap. Notwithstanding anything in this Agreement to the contrary, ALLERGAN’s aggregate PDE Costs included in Shared Expenses shall not exceed [***] in any Calendar Quarter and MAP’s aggregate PDE Costs included in Shared Expenses shall not exceed [***] in any Calendar Quarter, with such dollar amounts subject to adjustment for inflation based upon the then-current PDE Rate.

6.5 MAP Sales Force.

(a) No later than [***] prior to the PDUFA Date, MAP shall have recruited and hired as employees of MAP, its first and second level sales management team for the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Commercialization of Product to Physician Targets in the Field in the Territory (the “Sales Force Management Team”).

(b) In addition, MAP shall establish a sales force comprised of [***] FTEs, trained and placed sales representatives to Detail Product to Physician Targets in the Field in the Territory (the “MAP Sales Force”) with any increase or decrease in the number of such sales representatives being subject to the recommendation of the JCC and the approval of the JSC in accordance with the terms of the this Agreement. The MAP Sales Force shall be deployed in the Territory in accordance with the terms of this Agreement and the Co-Promotion Agreement upon the date of First Commercial Sale. The Sales Force Management Team shall work in good faith in accordance with the requirements of this Agreement and the Co-Promotion Agreement to recruit the MAP Sales Force, such that the majority of MAP Sales Force members have been extended contingent hire offers not later than [***].

(c) In addition to compliance with the requirements set forth herein, the Sales Force Management Team and the MAP Sales Force shall at all times comply with the requirements set forth in, and shall be recruited, employed, trained and otherwise developed in accordance with terms of, the Co-Promotion Agreement.

6.6 Packaging; Promotional Materials. MAP shall own and be responsible for all final packaging (non-commercial and commercial) and Promotional Materials for use in Commercializing Product. The JSC shall be responsible for establishing a process for the Parties to review and approve Promotional Materials for Commercialization of Product to Physician Targets for use in the Field in the Territory, materials that will be distributed by medical science liaisons for Product in the Field in the Territory, and comparable materials.

6.7 Costs. Shared Expenses shall be treated in accordance with the provisions of Section 8.3 of this Agreement, the Co-Promotion Agreement and the relevant Commercialization Plan. Except as otherwise expressly set forth herein, each Party shall be solely responsible for any of their respective costs and expenses associated with Commercialization of Product that are not Shared Expenses. For the avoidance of doubt, (a) costs and expenses for MAP’s Sales Force Management Team and ALLERGAN’s Sales Force Management Team shall be borne solely by each respective Party and shall not be Shared Expenses, and (b) costs and expenses for the MAP Sales Force and the ALLERGAN Sales Force shall be included in Shared Expenses solely by means of the calculation of PDE Costs.

6.8 Efforts. Subject to the provisions of this Agreement and the Co-Promotion Agreement, as promptly as reasonably practicable after obtaining Initial Indication Approval (and in any event within [***] after Initial Indication Approval), the Parties shall use Commercially Reasonable Efforts to launch Product to Physician Targets in the Field in the Territory and shall thereafter continue to use Commercially Reasonable Efforts to Commercialize Product to Physician Targets in the Field in the Territory in accordance with the terms of this Agreement and the Co-Promotion Agreement and the applicable Commercialization Plan. Without limiting the foregoing, the Parties shall use Commercially Reasonable Efforts to Detail Product to all Physician Targets that are within [***] of migraine medication prescribers.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.9 Commercialization of Other Products. Notwithstanding anything contained herein, neither Party shall be precluded from Commercializing its products, other than Product, to Physician Targets in the Territory, or preclude MAP (or its Affiliates or Sublicensees) from Commercializing Product to Physicians who are not Physician Targets.

7. MANUFACTURING AND DISTRIBUTION.

7.1 General. MAP shall Manufacture and distribute Product for clinical and commercial use pursuant to this Agreement. Such Product shall comply with applicable Product Specifications and shall be Manufactured in accordance with such specifications and Applicable Laws. MAP shall use Commercially Reasonable Efforts to establish a fully validated and approved supply process for Manufacture of commercial supplies of Product meeting Product Specifications that have been Manufactured in compliance with the applicable Product Specifications and Applicable Laws, including without limitation cGMP, and shall engage in such scale-up, second source supply and Manufacturing automation activities as the Parties may mutually agree. [***].

7.2 Costs. Except as otherwise set forth herein, all costs and expenses incurred in the course of Manufacturing activities shall be included in Shared Expenses as set forth in Section 8.3. Notwithstanding anything to the contrary in this Agreement, unless otherwise agreed to by the Parties in writing, in no event shall ALLERGAN be responsible (or obligated to pay or reimburse) for any Manufacturing Expenses (as defined below) incurred by MAP prior to Initial Indication Approval except that ALLERGAN shall reimburse MAP for fifty percent (50%) of Allowable Pre-Approval Manufacturing Expenses incurred by MAP. Within fifteen (15) calendar days after the end of each Calendar Month, MAP shall invoice ALLERGAN for ALLERGAN’s portion of Allowable Pre-Approval Manufacturing Expenses in arrears on a Calendar Month basis. MAP’s invoice shall be in a form reasonably specified by ALLERGAN and include a detailed accounting of the Allowable Pre-Approval Manufacturing Expenses incurred by MAP during the relevant Calendar Month. Unless ALLERGAN disputes the invoiced amounts in accordance with the procedures set forth in Section 8.5, ALLERGAN shall remit payment to MAP of the full invoice amount within [***] of receipt thereof. “Manufacturing Expenses” shall mean Cost of Goods Sold (as defined in Exhibit 1.113), excluding any Manufacturing Improvement Expenses.

8. PAYMENT OBLIGATIONS.

8.1 Upfront Payment. In consideration for the rights granted to ALLERGAN under this Agreement and in recognition for prior investment in development of Product, ALLERGAN shall pay to MAP a one-time-only, nonrefundable, noncreditable payment of Sixty Million Dollars ($60,000,000) within seven (7) Business Days after the Effective Date.

8.2 Milestone Payments.

(a) Milestones for Pre-Commercialization. In consideration for the rights granted to ALLERGAN under this Agreement and in recognition for prior investment in development of Product, ALLERGAN shall make the following nonrefundable, noncreditable (except as set forth in Section 8.2(c)) milestone payments to MAP with respect to Product,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

within thirty (30) days from the date of invoice by MAP after achievement of the relevant milestone for Product as set forth in the table below. The milestones in this Section 8.2 are cumulative, such that under no circumstances is any single milestone payment to be deemed in lieu of, or to be substituted for, another milestone payment.

Milestone Event	Payment
Acceptance for filing of an NDA for Product for the Initial Indication	$20,000,000
First Commercial Sale of Product for the Initial Indication	$50,000,000
If ALLERGAN exercises its option under Section 2.4, the first Regulatory Approval of an New Drug Submission or equivalent by Health Canada for Product for the Initial Indication	$2,000,000
Achievement of FDA-approved Product labeling in the United States that [***]	$15,000,000
Achievement of FDA-approved Product labeling in the United States [***]	$10,000,000

(b) For clarity, each milestone under Section 8.2(a) will be paid only once, the total equaling a maximum of Ninety-Seven Million Dollars ($97,000,000).

(c) Any costs and expenses attributable to ALLERGAN and included as part of Allowable Development Expenses or Allowable Regulatory Expenses that are directly related to achieving the FDA-Approved Product labelling milestones set forth above shall be credited against the amount due when such milestone is achieved.

8.3 Sharing of Distributable Profit and Loss.

(a) MAP shall distribute Product and book Net Sales for Product in the Territory.

(b) For the period beginning on the date of the First Commercial Sale and expiring on the earlier of: (x) the date on which MAP PCP Detail is triggered; and (y) [***] (such period, the “PCP Net Sales Period”), Product sales resulting from prescriptions written by PCPs (“PCP Net Sales”) shall be included in Net Sales and in the calculation of Distributable Profit and Distributable Loss under this Agreement, after which time such sales shall not be included in Net Sales and in the calculation of Distributable Profit and Distributable Loss under this Agreement.

(c) Commencing on the Effective Date, the Parties shall share Distributable Profit and Distributable Loss equally such that each Party receives fifty percent (50%) of the Distributable Profit and bears fifty percent (50%) of the Distributable Loss.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.4 Accounting and Reporting of Net Sales and Shared Expenses.

(a) Within [***] after the end of each Calendar Quarter, MAP shall submit to ALLERGAN an estimate report providing in reasonable detail all Shared Expenses incurred by MAP (the “MAP Estimated Shared Expenses” and such report the “MAP Shared Expenses Estimate Report”), including a calculation showing as separate line items each component of Shared Expenses. Within [***] after the end of each Calendar Quarter, ALLERGAN shall submit to MAP an estimate report providing in reasonable detail all Shared Expenses incurred by ALLERGAN (the “ALLERGAN Estimated Shared Expenses” and such report “ALLERGAN Shared Expenses Estimate Report”), including a calculation showing as separate line items each component of Shared Expenses. Each such estimate report shall be considered Confidential Information of the submitting Party, subject to the terms and conditions of Article 15 herein. If within [***] of receipt by a Party of the reports described in this Section 8.4(a), such Party informs the other Party that it disputes the amount of all or a portion of any Shared Expense, the Parties shall meet promptly and attempt in good faith to resolve such dispute.

(b) MAP agrees to determine Net Sales in the Field in the Territory using its standard accounting procedures, consistently applied and consistent with this Agreement and with GAAP, as if Product was a solely owned product of MAP. In the case of amounts to be calculated by or using information from Third Parties (for example, Net Sales by Sublicensees), such amounts shall be determined in accordance with GAAP in effect in the country in which such Third Party is established.

(c) In the event of the payment or receipt of non-cash consideration in connection with the performance of activities under this Agreement, MAP shall advise the JSC of such transaction, including without limitation MAP’s assessment of the fair market value of such non-cash consideration and the basis therefor. Such transaction shall be accounted for on a cash equivalent basis.

8.5 Process, Reports and Financial Reconciliation.

(a) Within [***] after the end of each calendar month, MAP shall submit to ALLERGAN (i) an estimate report providing in reasonable detail an accounting of the amount invoiced by MAP or its Affiliates for all sales of Product in the Territory to unaffiliated Third Parties during such calendar month, and (ii) an estimate report providing in reasonable detail an accounting of all Net Sales, if any, derived from prescriptions written by Physician Targets in the Territory during such calendar month, including the total gross sales and the allowable deductions therefrom.

(b) Within [***] after the end of each Calendar Quarter (the “Recently Ended Quarter”), MAP shall submit to ALLERGAN an estimate report providing in reasonable detail an accounting of all Net Sales, including the total gross sales and the allowable deductions therefrom (the “Net Sales Estimate Report”). Attached hereto as Exhibit 8.5 is a detailed example of calculation of Net Sales in accordance with this Agreement. Using the Net Sales Estimate Report, the MAP Shared Expenses Estimate Report and the ALLERGAN Shared Expenses Estimate Report, MAP shall, within [***] after the end of the Recently Ended Quarter, prepare a report of the Distributable Loss or Distributable Profit for the Recently Ended Quarter

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(the “Distributable Loss Report” or “Distributable Profit Report”). The Distributable Loss Report or Distributable Profit Report shall also include a true and accurate reconciliation, if any, of Distributable Loss or Distributable Profit for the Calendar Quarter immediately preceding the Recently Ended Quarter (the “Prior Quarter”), as follows:

(i) a statement of finalized Net Sales for the Recently Ended Quarter and the Prior Quarter;

(ii) a statement of the finalized MAP Shared Expenses, the ALLERGAN Shared Expenses and the total Shared Expenses for the Recently Ended Quarter;

(iii) a calculation of estimated Distributable Loss or Distributable Profit for the Recently Ended Quarter including any adjustment to the Prior Quarter’s estimated Distributable Profit or Distributable Loss, which adjustment shall be applied in the payment due in the Recently Ended Quarter, as applicable, such that each Party shall share equally in the Distributable Profit or Distributable Loss as set forth in Section 8.3; and

(iv) a statement of any amount owed by one Party to the other Party (“Net Payment”), to be determined as follows and as further illustrated in Exhibit 8.3:

A. If the Distributable Profit is greater than zero (0), MAP shall pay to ALLERGAN an amount equal to Shared Expenses incurred by ALLERGAN plus fifty percent (50%) of the Distributable Profit.

B. If the Distributable Profit is equal to zero, MAP shall pay to ALLERGAN an amount equal to the Shared Expenses incurred by ALLERGAN.

C. If there is Distributable Loss, and:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(1) If there is a MAP Operating Loss and such MAP Operating Loss is greater than the Shared Expenses incurred by ALLERGAN, then ALLERGAN shall pay to MAP an amount equal to the difference between 50% of the Distributable Loss and the Shared Expenses incurred by ALLERGAN;

(2) If there is a MAP Operating Loss and such MAP Operating Loss is less than the Shared Expenses incurred by ALLERGAN, then MAP shall pay to ALLERGAN an amount equal to the difference between 50% of the Distributable Loss and the Shared Expenses incurred by ALLERGAN; or

(3) If there is a MAP Operating Profit, then MAP shall pay to ALLERGAN an amount equal to the difference between 50% of the Distributable Loss and the Shared Expenses incurred by ALLERGAN.

Within [***] after MAP provides ALLERGAN the reports set forth in this Section 8.5 (other than reports delivered pursuant to Section 8.5(a)), ALLERGAN or MAP, as the case may be, shall pay the Net Payment to the other Party. If within [***] of receipt by ALLERGAN of the Distributable Loss Report or the Distributable Profit Report, ALLERGAN informs MAP that it disputes the amount of all or a portion of any payment due, the Parties shall meet promptly and attempt in good faith to resolve such dispute. To the extent the dispute is not resolved, such matter shall be presented to the JSC for resolution.

(c) If during the term of this Agreement, either Party is required, as a company that reports it financial results to the U.S. Securities and Exchange Commission (“SEC”) in accordance with GAAP, to include certain financial results of the other Party in such Party’s consolidated financial statements, such Party shall timely provide to the other Party its financial statements reasonably requested by such Party, which may include quarterly (unaudited) and yearly (audited) income statements, balance sheets, and statements of cash flows (the “Financial Statements”) and related supplemental information required for appropriate GAAP footnote disclosures by the requesting Party. All Financial Statements and related supplemental information shall be prepared in accordance with GAAP. Any information provided by a Party to the other Party under this section will be treated as such disclosing Party’s Confidential Information, unless required by GAAP to be disclosed as part of a Party’s Financial Statements filed with the SEC.

8.6 Currency of Payment. All payments to be made under this Agreement shall be made in Dollars. Net Sales made in foreign currencies shall be converted into Dollars in accordance with GAAP using the exchange rates set forth in The Wall Street Journal (Eastern United States Edition) for each of the three (3) calendar months included in the Calendar Quarter in which such Net Sales were made. Any cost items incurred by ALLERGAN in non-Dollar currencies will be converted into Dollars using the exchange rate ALLERGAN uses in preparing its financial statements pursuant to GAAP for the applicable reporting period. All such converted Net Sales and cost items shall be consolidated with U.S. Net Sales for each Calendar Quarter and the applicable payments determined therefrom.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.7 Withholding. In the event that any payment under this Agreement becomes subject to withholding taxes, other than income tax, under Applicable Laws, the payor may withhold from the payment the amount of such taxes due. Payor will timely pay to the proper governmental authority the amount of any taxes withheld and will provide the payee with an official tax certificate or other evidence of tax obligation together with proof of payment from the relevant governmental authority sufficient to enable payee to claim such payment of taxes. The Parties agree to cooperate with one another and use reasonable efforts to minimize or eliminate such withholding taxes when possible.

8.8 Initial Indication Costs and Expenses Prior to First Commercial Sale. Notwithstanding anything to the contrary in this Agreement and except for Allowable Pre-Approval Manufacturing Expenses as specifically set forth in Section 7.2 and except as specifically set forth in the proviso in this Section 8.8, unless otherwise agreed to by ALLERGAN in writing, in no event shall ALLERGAN be responsible (or obligated to pay or reimburse) for any Development, CMC, or other non Commercialization costs or expenses incurred or accrued by MAP prior to the date of First Commercial Sale, and such costs and expenses shall not be considered Shared Expenses, Allowable Development Expenses, Allowable Patent Expenses or Allowable Regulatory Expenses; provided, however, that if after the Effective Date and prior to the date of the Initial Indication Approval, MAP receives notification from the FDA that Initial Indication Approval will not be obtained without incurring additional Development, Manufacturing and CMC expenses, and MAP incurs such costs and expenses in [***].

8.9 Additional Required Indication and Additional Collaboration Indication Development Cost and Expense Cap. Notwithstanding anything to the contrary in this Agreement, unless otherwise agreed to by the Parties in writing and other than costs and expenses related to REMS and patient registries, in no event shall either Party be responsible (or obligated to pay or reimburse) [***], for any Development, CMC, Manufacturing, or non-Commercialization costs or expenses incurred or accrued by MAP for the Development of the Additional Required Indication and any other Additional Collaboration Indications.

9. RECORD RETENTION AND AUDITS.

9.1 Record Retention. MAP shall keep complete and accurate records pertaining to Net Sales of and Shared Expenses for Product in sufficient detail to permit ALLERGAN to verify the costs and expenses related to the efforts of MAP under this Agreement for which ALLERGAN is responsible for payment or reimbursement. ALLERGAN shall keep complete and accurate records of Shared Expenses incurred by ALLERGAN for Product, in sufficient detail to permit MAP to verify the costs related to the efforts of ALLERGAN under this Agreement. The records to be maintained by each Party under this Section shall be maintained for a minimum of [***] following the Calendar Year in which the corresponding efforts or payments, as the case may be, were made under this Agreement or longer if in accordance with Applicable Laws.

9.2 Audit Request. Each of the Parties shall, at its cost and expense (except as provided below), have the right to audit, not more than [***] during each Calendar Year and

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during regular business hours upon reasonable prior written notice which shall in no event be less than [***], the records maintained by the other Party under Section 9.1, to determine with respect to any Calendar Year the accuracy of any report or payment made under this Agreement in the [***]. Neither Party may re-audit the other Party’s records once audited. If a Party desires to audit such records, it shall engage an independent, certified public accountant reasonably acceptable to the other Party, to examine such records under obligations of confidentiality no less protective as those set forth in Article 15. Such accountant shall be instructed to provide to the auditing Party a report verifying any report made or payment submitted by the audited Party during such period, but shall not disclose to the auditing Party any Confidential Information of the audited Party not necessary therefor. The cost and expense of such audit shall be borne by the auditing Party provided that in the event an error resulting in underpayment by the audited Party or overpayment by the auditing Party of more than [***] is discovered, then such auditing expenses shall be paid by the audited Party. If an audit report prepared under this Section 9.2 concludes that additional payment amounts were owed to a Party during any period, the debtor Party shall pay such payment amount, plus interest thereon at a rate of [***] compounding annually from the date such amounts were payable, within [***] of the date the creditor Party delivers to the debtor Party such written audit report so concluding, unless the debtor Party notifies the creditor Party of any dispute regarding the audit report and commences proceedings under Section 18.12 within [***] of delivery of the audit report (in which case the payment shall be delayed until conclusion of the proceeding). No auditors engaged in any audits under this Section 9.2 shall be paid on a contingency basis. Any Information received by an auditing Party pursuant to this Section 9.2 shall be deemed to be Confidential Information of the audited Party.

10. INVENTIONS, KNOW-HOW AND PATENTS.

10.1 Existing Intellectual Property. OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY GRANTS ANY RIGHT, TITLE, OR INTEREST IN ANY PATENT, PATENT APPLICATION, INFORMATION, OR OTHER INTELLECTUAL PROPERTY RIGHT CONTROLLED BY SUCH PARTY TO THE OTHER PARTY.

10.2 Ownership of Inventions. MAP shall solely own all Inventions [***] and/or [***] that are related to [***] by (i) [***] or (ii) [***], which Invention is [***] (an “ALLERGAN Inventor”) (“MAP Inventions”). In the case of an ALLERGAN Inventor, ALLERGAN shall promptly notify MAP in writing, providing reasonable detail, of such MAP Invention. Without additional consideration, ALLERGAN hereby assigns to MAP any and all of its right, title and interest in and to any such MAP Inventions (including without limitation all Patents or Patent Applications claiming such MAP Inventions), and shall reasonably cooperate with and take reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect MAP’s right, title and interest in, to, and under such MAP Inventions; provided, however, that MAP hereby covenants and agrees that it shall not assert such MAP Invention against ALLERGAN (including its Affiliates, successors, assigns, licensees, distributors, contractors, agents, and customers). ALLERGAN shall include provisions in its relevant agreements relating to this Agreement requiring its Sublicensees, Affiliates, independent contractors, employees and agents to (i) so assign to ALLERGAN any and all of their respective right, title and interest in, to, and under the foregoing as necessary for

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ALLERGAN to comply with its assignment obligation as set forth in this Section 10.2; and (ii) cooperate with and take reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect right, title and interest in, to, and under such MAP Inventions. Ownership of any and all Inventions other than MAP Inventions shall be based on inventorship as determined in accordance with U.S. Patent law; provided, however, in the case of [***] made during the term of this Agreement that is [***], ALLERGAN [***]. For the avoidance of doubt, if the [***] during the Term of this Agreement, such [***] for purposes of the preceding sentence. The Parties expressly agree and intend that the [***] set forth in this Section 10.2 shall [***].

10.3 Patent Prosecution and Maintenance. MAP shall prosecute and maintain all Patents and Patent Applications in the Territory included in MAP Patent Rights in full compliance with all applicable laws, regulations, and duties. MAP shall keep ALLERGAN timely apprised of all significant events concerning such prosecution and maintenance in the Territory, or that may impact such Patents and Patent Applications in the Territory (including, without limitation, office actions, responses to office actions, requests for re-examination, interference proceedings, term adjustments, requests for term extensions, and abandonment or discontinuation decisions), and shall reasonably consider, in good faith, all ALLERGAN input regarding such prosecution and maintenance in the Territory. In the event that MAP elects not to prosecute and/or maintain Product Specific Patent Rights in the Territory, it shall promptly notify ALLERGAN of such election not to prosecute and Maintain such Product Specific Patent Rights, and ALLERGAN shall have the right, but not the obligation, to elect, within [***] of written notification of MAP’s intent not to prosecute and/or maintain such Product Specific Patent Rights, to perform such activities and [***] the costs and expenses associated with such prosecution [***]. For purposes of this Section 10, [***] shall only include the [***], including up to [***], recorded as an expense in accordance with GAAP, and statutory fees.

10.4 Patent Costs.

(a) MAP Allowable Patent Expenses. ALLERGAN shall reimburse MAP for fifty percent (50%) of the Allowable Patent Expenses incurred by MAP. Within fifteen (15) calendar days after the end of each Calendar Month, MAP shall invoice ALLERGAN for ALLERGAN’s portion of the Allowable Patent Expenses in arrears on a Calendar Month basis. MAP’s invoice shall be in a form reasonably specified by ALLERGAN and include a detailed accounting of the Allowable Patent Expenses incurred by MAP during the relevant Calendar Month. Unless ALLERGAN disputes the invoiced amounts, ALLERGAN shall remit payment to MAP of the full invoice amount within [***] of receipt thereof. Notwithstanding anything contained herein, in the event that [***] pursuant to which [***], beginning on the effective date of such [***]. If no such [***] and if the [***], the Parties agree to [***] is appropriate.

(b) ALLERGAN Patent Expenses. MAP shall reimburse ALLERGAN for [***] of ALLERGAN Patent Expenses. Within 15 calendar days after the end of each Calendar Quarter, ALLERGAN shall invoice MAP for MAP’s portion of ALLERGAN Patent Expenses in arrears on a Calendar Quarter basis. ALLERGAN’s invoice shall be in a form reasonably specified by MAP and include a detailed accounting of the ALLERGAN Patent Expenses incurred by ALLERGAN during the relevant Calendar Quarter. Unless MAP disputes the

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invoiced amounts, MAP shall remit payment to ALLERGAN of the full invoice amount within [***] of receipt thereof.

10.5 Third Party Infringement Claims.

(a) Notice. If the Development, Manufacture, import, use, Commercialization or sale of Product in the Field in the Territory results in a claim by a Third Party alleging infringement of a Patent owned or controlled by such Third Party (“Third Party Claim”), the Party first having notice of such claim shall promptly notify the other Party in writing. The notice shall set forth the facts of the Third Party Claim in reasonable detail.

(b) Defense. MAP shall be responsible for defending any Third Party Claim, but shall consult with ALLERGAN regarding the strategy for such defense and keep ALLERGAN apprised of the status of, and substantive developments in, the case. To the extent related to Product Commercialized to Physician Targets for use in the Field and solely and specifically in the Territory, and with the exception of Excluded Claims, all reasonable outside counsel costs and expenses of defending such Third Party Claims shall be “Defense Expenses” and included in Shared Expenses as set forth in Exhibit 1.113, subject to the provisions of Exhibit 1.113. For the avoidance of doubt, any settlement costs and expenses and any damages resulting from Third Party Claims shall not be Defense Expenses. In the event that ALLERGAN is named as a defendant in such litigation, counsel representing MAP shall also represent ALLERGAN to the extent permitted under Applicable Laws. In the event that separate counsel is required to avoid a conflict of interest, ALLERGAN shall be permitted to select counsel for such defense subject to MAP’s reasonable approval and all reasonable costs and expenses of such separate counsel for defending such Third Party Claims shall be Defense Expenses included in Shared Expenses as set forth in Exhibit 1.113; provided, however, that if ALLERGAN retains separate counsel not required by a conflict, the costs and expenses of such separate counsel are paid solely by ALLERGAN. [***].

10.6 Enforcement of MAP Patent Rights Against Third Parties.

(a) Each Party shall notify the other Party promptly of any conduct on the part of a Third Party that it reasonably believes may be a potential infringement of MAP Patent Rights in the Field in the Territory, including the facts of such alleged infringement in reasonable detail. The Parties shall thereafter reasonably cooperate to promptly determine whether and the extent of any such infringement.

(b) MAP shall have the first right, but not the obligation, to enforce MAP Patent Rights against any such infringing activities. If MAP fails to initiate litigation or take steps to abate such infringement with respect to Product Specific Patent Rights within [***] of a written request by ALLERGAN to do so, ALLERGAN, in its discretion, may undertake such action as it deems necessary to enforce the Product Specific Patent Rights in the Field in the Territory.

(c) Each Party agrees to cooperate fully and provide each other with information or assistance that the other Party may reasonable request in connection with any

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litigation initiated pursuant to this Section, including voluntarily consenting to be named as a plaintiff in an action commenced by the other Party.

(d) The Party initiating the action under Section 10.6(b) shall have control over the handling of the litigation, including the selection of counsel and settlement; provided, however, that no Party shall settle any action in a manner that will substantively adversely affect the rights of the other Party (including without limitation the licenses granted herein) without the consent of such other Party, which consent shall not unreasonably be withheld and, further provided that such other Party shall have the right, at its expense (except in the case of a conflict), to be represented in such action by separate counsel of its own choice. The Party controlling such litigation shall keep the other Party reasonably informed about the status and developments in such action, including considering, in good faith, the input of the other Party regarding the strategy and handling of the litigation.

(e) All reasonable outside counsel fees and expenses (including expert fees and expenses, but excluding the costs of non-conflicted, separate counsel of a Party) of any action initiated in accordance with Section 10.6(b) incurred by MAP or ALLERGAN shall be “Patent Litigation Expenses” and included in Shared Expenses as set forth in Exhibit 1.113, subject to the terms thereof. All recoveries, lump-sum settlements, royalty payments or other consideration received by the Parties as a result of any such litigation or settlement of any infringement (directed by either Party) shall be deemed to be Net Sales included in the calculation of Distributable Profit and shared as set forth in Section 8.3.

10.7 Notice of Third Party Infringement Litigation. In any action by or against MAP involving any of the MAP Patent Rights that may potentially impact the MAP Patent Rights in the Field in the Territory, MAP shall promptly keep ALLERGAN advised of the status of, and substantive developments (including without limitation, settlement offers and discussions) in, such action with sufficient advance notice, to the extent reasonably practical, for ALLERGAN to provide substantive input regarding the strategy and handling of such actions.

10.8 Further Actions. Each Party shall cooperate with the other Party to execute documents and take actions as reasonably requested to effect the intent of this Article 10. [***], during the term of this Agreement, comply with all of its material obligations under, [***]. For the avoidance of doubt, any breach or failure [***].

11. TRADEMARKS.

11.1 To the extent allowed by Applicable Laws and consistent with each Party’s internal Trademark policy as to size, location and prominence, any Promotional Materials shall carry in a designated location the MAP Trademarks and ALLERGAN Trademarks in equal size, except for Product Trademark (LEVADEX or any other Product Trademark the Parties might agree upon), which shall be larger, subject to the JCC’s approval of the size, position, and location thereof on Product or its components. Further, at MAP’s request, such Promotional Materials associated with Product shall carry, in a reasonable location, form, and font as designated by the JCC, a Patent notice in accordance with and when required by the Applicable Laws of the country in which (i) Product is sold, and (ii) a claim in a Patent included in the MAP Patent Rights. MAP agrees that it shall not use any Trademark on Product or any Promotional

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Materials other than the MAP Trademarks, ALLERGAN Trademarks or, as required by the Nektar License, the Nektar Trademarks. MAP covenants and agrees that any patent notices that MAP includes on any packaging or Promotional Materials in accordance with Section 11.1 shall be, at the time distributed by ALLERGAN, accurate and shall cover the product(s) marked.

11.2 MAP grants to ALLERGAN the right to use MAP Trademarks and, to the extent necessary and requested by MAP, the right to use the Nektar Trademarks (and subject to the requirement to use the Nektar Trademarks with respect to Product as provided in the Nektar License), solely to exercise ALLERGAN’s rights and fulfill its obligations set forth in this Agreement. ALLERGAN shall not use any MAP Trademark outside the scope of this Agreement, or take any action that would materially adversely affect the value of any MAP Trademark. MAP shall retain the right to monitor the quality of the goods on or with which the MAP Trademark is used as necessary to maintain its trademark rights. ALLERGAN shall not use any MAP Trademark in packaging materials, package inserts, labels, labeling, and marketing, sales, advertising and promotional materials except as approved in accordance with this Agreement and the Co-Promotion Agreement.

11.3 ALLERGAN grants to MAP the right to use the ALLERGAN Trademarks solely to the extent necessary for MAP to exercise its rights and fulfill its obligations set forth in this Agreement. MAP shall not use any ALLERGAN Trademark outside the scope of this Agreement, or take any action that would materially adversely affect the value of any ALLERGAN Trademark. ALLERGAN shall retain the right to monitor the quality of the goods on or with which the ALLERGAN Trademark is used as necessary to maintain its trademark rights. MAP shall not use any ALLERGAN Trademark in packaging materials, package inserts, labels, labeling, and marketing, sales, advertising and promotional materials except as approved in accordance with this Agreement and the Co-Promotion Agreement.

12. REPRESENTATIONS AND WARRANTIES.

12.1 The Parties’ Representations and Warranties. Each Party hereby represents, warrants and covenants to the other Party, as of the Effective Date, as set forth below:

(a) Such Party (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of organization, and (ii) has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;

(b) Such Party has sufficient legal and/or beneficial title under its intellectual property rights necessary for the purposes contemplated under this Agreement and to grant the license contained in this Agreement;

(c) Such Party is not aware of any pending or threatened litigation, nor has it received any notice of claim, alleging that it has violated or would violate, through the manufacture, import and/or sale of Product hereunder, or by conducting its obligations as currently proposed under this Agreement, any intellectual property or other rights of any Third Party;

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(d) To such Party’s knowledge, all of its employees, officers, independent contractors, consultants and agents have executed agreements requiring assignment to such Party of all inventions made during the course of and as a result of their association with such Party and obligating the individual to maintain as confidential the Confidential Information of such Party;

(e) Such Party has the power, authority and legal right, and is free to enter into this Agreement and, in so doing, will not violate any other agreement to which such Party is a party as of the Effective Date and such Party has maintained and will maintain and keep in full force and effect all agreements and regulatory filings necessary to perform its obligations under the Agreement. Moreover, during the Term, such Party shall not enter into any agreement with a Third Party that will conflict with the rights granted to the other Party under this Agreement;

(f) This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity;

(g) Such Party has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement;

(h) Except in connection with or related to the settlement between ALLERGAN and the United States Department of Justice, announced on September 1, 2010, neither such Party, nor any of such Party’s employees, officers, independent contractors, consultants or agents who will render services relating to Product: (i) has ever been debarred or is subject to debarment or convicted of a crime for which an entity or person could be debarred under 21 U.S.C. Section 335a; or (ii) has ever been under indictment for a crime for which a person or entity could be debarred under said Section 335a. If during the Term a Party has reason to believe that it or any of its employees, officers, independent contractors, consultants or agents rendering services relating to Product: (x) is or will be debarred or convicted of a crime under 21 U.S.C. Section 335a; or (y) is or will be under indictment under said Section 335a, then such Party shall immediately notify the other Party of same in writing;

(i) Such Party has obtained all necessary consents, approvals and authorizations of all Regulatory Authorities and other Third Parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder; and

(j) The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (i) do not conflict with or violate any provision of the certificate of incorporation, bylaws, limited partnership agreement or any similar instrument of such Party, as applicable, in any material way; (ii) to such Party’s knowledge, do not conflict with, violate or breach or constitute a default or require any consent under any indenture, mortgage, contract or instrument to which it is party or by which it is bound; and (iii) to such Party’s knowledge, do not conflict with, violate, or breach or constitute a default or require any

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consent under, any requirement of Applicable Laws or court or administrative order by which such Party is bound.

12.2 Representations and Warranties of ALLERGAN. ALLERGAN hereby represents, warrants and covenants to MAP that, as of the Effective Date, as set forth below:

(a) Exhibit 1.7 sets forth a true and complete list of the ALLERGAN Trademarks.

(b) Nothing in the settlement between ALLERGAN and the United States Department of Justice, announced on September 1, 2010, conflicts with ALLERGAN’s ability to enter into this Agreement and perform its obligations hereunder.

12.3 Representations and Warranties of MAP. MAP hereby represents and warrants and covenants to ALLERGAN, as of the Effective Date, as set forth below:

(a) other than the license granted hereunder, it [***] to all right, title and interest, in, to and under the MAP Licensed Intellectual Property in the Territory;

(b) MAP has sufficient rights to grant the licenses and rights granted herein, free and clear of any security interests, claims, encumbrances or charges of any kind that would conflict in any material respect with the rights granted hereunder;

(c) MAP has not assigned or granted licenses, nor shall MAP assign or grant licenses or rights, to the MAP Licensed Intellectual Property to any Third Party that would conflict in any material respect with the rights granted hereunder;

(d) other than as set forth in this Agreement, MAP [***] in connection with MAP’s research, development and manufacturing of the Product, and consistent with the terms and intent of this Agreement;

(e) MAP [***] to all right, title and interest, in, to under the MAP Licensed Intellectual Property incorporated in or used in Manufacturing Product;

(f) to MAP’s knowledge, the Commercialization or Manufacture, use, sale, offering for sale, import, export and other exploitation of Product in the Field in the Territory (and Development in Canada, if applicable) [***] any Patent or other intellectual property rights of any Third Party;

(g) to MAP’s knowledge, the issued Patents within the MAP Patent Rights in the Territory [***];

(h) MAP has obtained [***] assignment of all right, title and interest in the MAP Device Patent Rights and the Product Specific Patent Rights in the Territory, [***] except as would not have a material adverse effect on Commercialization of Product;

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(i) all applicable maintenance and renewal fees (including with respect to designation of small entity status) with respect to the MAP Patent Rights in the Territory have been paid and all documents, and certificates required to be filed for the purpose of maintaining such Patent Rights have been filed;

(j) to MAP’s knowledge, all applicable [***] during prosecution by MAP of the MAP Patent Rights;

(k) to MAP’s knowledge, no Third Party has asserted that any MAP Licensed Intellectual Property is invalid or not enforceable;

(l) none of the MAP Device Patent Rights or the Product Specific Patent Rights and, to MAP’s knowledge, the Nektar Patent Rights, were developed with federal or state funding from any Governmental Authority such that any Governmental Authority has any march-in rights or other rights to use the MAP Licensed Intellectual Property in the Field in the Territory;

(m) to MAP’s knowledge, no Third Party has infringed or misappropriated the MAP Licensed Intellectual Property;

(n) the MAP Licensed Intellectual Property licensed hereunder constitutes all of the intellectual property rights Controlled by MAP that are [***] for ALLERGAN to Commercialize Product in the Field in the Territory;

(o) Exhibit 1.34 sets forth a true and complete description of the Device;

(p) a true and correct copy of the Nektar License, including all applicable amendments, have been provided to ALLERGAN, such License is in full force and effect pursuant to its written terms, and [***]; and

(q) to MAP’s knowledge, MAP has complied in all material respects with all Applicable Laws in the prosecution and maintenance of the MAP Patent Rights in the Territory.

13. NON-SOLICITATION OF EMPLOYEES.

13.1 Non-Solicitation. During the Term and for a period of [***] thereafter, neither Party shall, without the express written consent of the other Party, recruit, solicit or induce any employee of the other Party to terminate his or her employment with such other Party. The foregoing provision shall not, however, restrict either Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates or from hiring any persons who respond to such generalized advertisements.

14. MUTUAL INDEMNIFICATION AND INSURANCE.

14.1 MAP’s Right to Indemnification. Subject to the provisions of this Agreement, ALLERGAN shall indemnify, defend and hold harmless MAP and its Affiliates, and their respective employees, officers, independent contractors, consultants or agents, and their

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respective successors, heirs and assigns and representatives (the “MAP Indemnitees”), from and against any and all claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs (including without limitation reasonable legal expenses, costs of litigation and reasonable attorneys’ fees) or judgments, whether for money or equitable relief, of any kind (“Losses and Claims”), to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness or wrongful intentional acts or omissions of ALLERGAN, its Affiliates and/or its Sublicensees and its or their respective employees, officers, independent contractors, consultants or agents, in connection with ALLERGAN’s performance of its obligations or exercise of its rights under this Agreement; (b) any breach by ALLERGAN of any representation, warranty, covenant or obligation set forth in this Agreement; and/or (c) the Development and/or Commercialization (including without limitation promotion, advertising, offering for sale, sale or other disposition), transfer, importation or exportation, labeling, handling storage, use of, exposure to any Product actually conducted by or for ALLERGAN or any of its Affiliates, Sublicensees, agents and independent contractors (in each case, excluding any Development or Commercialization activities carried out by and/or on behalf of MAP hereunder); except in each such case for Losses and Claims to the extent reasonably attributable to any negligence, recklessness, willful misconduct or breach of this Agreement by MAP or a MAP Indemnitee.

14.2 ALLERGAN’s Right to Indemnification. Subject to the provisions of this Agreement, MAP shall indemnify, defend and hold harmless ALLERGAN and its Affiliates, and their respective employees, officers, independent contractors, consultants or agents, and their respective successors, heirs and assigns and representatives (the “ALLERGAN Indemnitees”), from and against any and all Losses and Claims, to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness or wrongful intentional acts or omissions of MAP, its Affiliates and/or its Sublicensees and its or their respective employees, officers, independent contractors, consultants or agents, in connection with MAP’s performance of its obligations or exercise of its rights under this Agreement; (b) any breach by MAP of any representation, warranty, covenant or obligation set forth in this Agreement; and/or (c) the Development and/or Commercialization (including without limitation promotion, advertising, offering for sale, sale or other disposition), transfer, importation or exportation, labeling, handling storage, use of, exposure to any Product actually conducted by or for MAP or any of its Affiliates, Sublicensees, agents and independent contractors (in each cases, excluding any Development or Commercialization activities carried out by and/or on behalf of ALLERGAN hereunder); (d) any allegation that the making, having made, use, sale, offering for sale, import or export of the Product violates, infringes upon, or misappropriates the intellectual property rights of any Third Party (provided, however, that MAP shall not be required to hold ALLERGAN harmless from [***] that are included in [***]; and (e) any [***] that personal injury or death, or any damage to any property, was caused or allegedly caused by a defect in any Product manufactured by or for MAP; except in each such case for Losses and Claims to the extent reasonably attributable to any negligence, recklessness, willful misconduct or breach of this Agreement by ALLERGAN or an ALLERGAN Indemnitee.

14.3 Process for Indemnification. A Party’s obligation to defend, indemnify and hold harmless the other Party under this Article 14 shall be conditioned upon the following:

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(a) A Party seeking indemnification under this Article 14 (the “Indemnitee”) shall give prompt written notice of the claim to the other Party (the “Indemnitor”). Failure to promptly notify the Indemnitor of any such claim shall not relieve the Indemnitor of any such duty to so indemnify except to the extent that the Indemnitor can demonstrate actual loss and prejudice as a result of such failure.

(b) Each Party shall furnish promptly to the other Party copies of all papers and official documents received in respect of any Losses and Claims. Failure to promptly furnish the other Party with such papers and official documents shall not relieve the other Party of any duty to indemnify except to the extent that the other Party can demonstrate actual loss and prejudice as a result of such failure. The Indemnitee shall cooperate as requested by the Indemnitor in the defense against any Losses and Claims.

(c) The Indemnitor shall have the right to assume and control the defense of the indemnification claim, including any settlement of such claim, at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee. The Indemnitor shall not settle or compromise the indemnification claim in any manner which would have an adverse effect on the Indemnitee’s interests (including without limitation any rights under this Agreement or the Co-Promotion Agreement or the scope or enforceability of the MAP Patent Rights or MAP Know-How, or Confidential Information or Patent or other rights licensed to ALLERGAN by MAP hereunder), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld, delayed or conditioned. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee.

(d) The Indemnitor shall not be liable for any settlement or other disposition of Losses and Claims by the Indemnitee which is reached without the written consent of the Indemnitor.

14.4 Insurance.

(a) During the Term and for [***] thereafter, ALLERGAN shall maintain, at its sole expense subject to Section 4.5 with respect to Allowable Development Expenses, such types and amounts of insurance coverage relating to Product liability (including without limitation, premises operations, completed operations and broad form contractual liability) that is comparable in type and amount to the insurance customarily maintained by pharmaceutical companies with respect to similar prescription pharmaceutical products that are marketed, distributed and sold in the Territory, and which names MAP as an additional insured Party, as its interests may appear.

(b) During the Term and for [***] thereafter, MAP shall maintain, at its sole expense subject to Section 4.5 with respect to Allowable Development Expenses, such types and amounts of insurance coverage relating to Product liability (including without limitation, premises operations, completed operations and broad form contractual liability) and applicable clinical trial coverage, that is comparable in type and amount to the insurance customarily maintained by pharmaceutical companies with respect to similar prescription pharmaceutical

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products that are marketed, distributed and sold in the Territory, and which names ALLERGAN as an additional insured Party, as its interests may appear.

15. CONFIDENTIALITY.

15.1 Confidentiality. During the Term and for a period of [***] thereafter, each Party shall maintain in confidence all Information and materials of the other Party disclosed or provided to it by the other Party (either pursuant to this Agreement, or the Confidential Disclosure Agreement entered into by the Parties dated October 27, 2009 (the “Confidential Disclosure Agreement”)) (together with all embodiments thereof, the “Confidential Information”). Confidential Information also includes Information generated hereunder, and Information regarding intellectual property and confidential or proprietary Information of Third Parties, in each case as described by one Party to the other Party. In addition and notwithstanding the foregoing, any Information under Article 10 constituting Inventions and discoveries owned by one Party shall be deemed to be Confidential Information disclosed by such Party and received by the other Party, even if such Information is initially generated and disclosed by the other Party. The terms and conditions of this Agreement and the Confidential Disclosure Agreement shall be deemed Confidential Information of both Parties.

15.2 Degree of Care; Permitted Use. Each Party shall take reasonable steps to maintain the confidentiality of the Confidential Information of the other Party, which steps shall be no less protective than those steps that such Party takes to protect its own Confidential Information of a similar nature, and in no event less than a reasonable degree of care. Neither Party shall use or permit the use of any Confidential Information of the other Party except for the purposes of carrying out its obligations or exercising its rights under this Agreement or the Confidential Disclosure Agreement, and neither Party shall copy any Confidential Information of the other Party except as may be reasonably necessary or useful for such purposes. All Confidential Information of a Party, including without limitation all copies and derivations thereof, is and shall remain, as between the Parties, the sole and exclusive property of the disclosing Party and subject to the restrictions provided for herein. Neither Party shall disclose any Confidential Information of the other Party to Third Parties, other than to those of its directors, officers, Affiliates, employees, actual or potential licensors, independent contractors, actual or potential Sublicensees, actual or potential assignees, agents and external advisors directly involved in or concerned with the carrying out of this Agreement, on a strictly applied “need to know” basis; provided, however, that such persons and entities are subject to confidentiality and non-use obligations at least as stringent as the confidentiality and non-use obligations provided for in this Article 15. Except to the extent expressly permitted under this Agreement, the receiving Party may not use Confidential Information of the other Party in applying for Patents or securing other intellectual property rights without first consulting with, and obtaining the written approval of, the other Party (which approval shall not be unreasonably withheld, delayed or conditioned).

15.3 Exceptions. The obligations of confidentiality and non-use set forth in Section 15.2 shall not apply to any portion of Confidential Information that the receiving Party can demonstrate by contemporaneous written records was: (a) known to the general public at the time of its disclosure to the receiving Party, or thereafter became generally known to the general

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public, other than as a result of actions or omissions of the receiving Party or anyone to whom the receiving Party disclosed such portion; (b) known by the receiving Party prior to the date of disclosure by the disclosing Party; (c) disclosed to the receiving Party on an unrestricted basis from a source unrelated to the disclosing Party and not known by the receiving party to be under a duty of confidentiality to the disclosing Party; or (d) independently developed by the receiving Party by personnel that did not have access to or use of Confidential Information of the disclosing Party. Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or known to the general public or in the rightful possession of the receiving Party unless the combination itself are published or known to the general public or are in the rightful possession of the receiving Party.

15.4 Permitted Disclosures. The obligations of confidentiality and non-use set forth in Section 15.2 shall not apply to the extent that the receiving Party: (a) is required to disclose Information pursuant to: (i) an order of a court of competent jurisdiction; (ii) Applicable Laws; (iii) regulations or rules of a securities exchange; (iv) requirement of a governmental agency for purposes of obtaining approval to test or market Product; (v) disclosure of Information to a patent office for the purposes of filing a Patent as permitted in this Agreement; or (vi) the exercise by each Party of its rights granted to it under this Agreement or its retained rights; or (b) discloses such Confidential Information solely on a “need to know basis” to Affiliates, potential and future collaborators (including without limitation Sublicensees), potential or actual acquirers, merger partners, licensees, or assignees permitted under Section 18.2, potential or actual Development collaborators, subcontractors, investment bankers, investors, lenders, or other potential financial partners, and their respective directors, employees, contractors and agents, provided that such Third Party or person or entity in subsection (b) agrees to confidentiality and non-use obligations with respect thereto at least as stringent as those specified for in this Article 15; provided that, in the case of (a)(i) through (iv), the receiving Party shall provide prior written notice thereof to the disclosing Party and use reasonable efforts to provide the opportunity for the disclosing Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor.

15.5 Return of Confidential Information. Each Party shall return or destroy, at the other Party’s instruction, all Confidential Information of the other Party in its possession upon termination or expiration of this Agreement, or destroy such Confidential Information; provided, however, that each Party shall be entitled to retain one (1) copy of such Confidential Information of the other Party, (a) to the extent reasonably required to allow the relevant Party to carry out any remaining obligations under this Agreement or the Co-Promotion Agreement or to exercise any of its rights that expressly survive termination or expiration of this Agreement or the Co-Promotion Agreement, and (b) for legal archival purposes and/or as may be required by Applicable Law. The receiving Party shall provide a written confirmation of such destruction within thirty (30) days of such destruction.

15.6 Public Disclosure. The Parties agree that the initial public announcement of the execution of this Agreement shall be in the form of the Press Release that describes the nature and scope of the collaboration including its aggregate value, attached to this Agreement as Exhibit 1.96. Unless otherwise required by Applicable Laws, during the Term, in all cases other

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

than the announcement set forth in the Press Release, each Party shall submit to the other Party for review and approval all proposed press releases, academic, scientific, and medical publications and public presentations relating to activities performed under this Agreement that have not been previously reviewed and approved or disclosed. Such review and approval shall be conducted for the purposes of preserving intellectual property protection and determining whether any portion of the proposed publication or presentation containing the Confidential Information of MAP should be modified or deleted, and to determine whether such disclosure is in the best interests of the Parties in connection with the Development of Product in the Field in the Territory. Written copies of such proposed publications and presentations (other than press releases) shall be submitted to the other Party no later than [***] before submission for publication or presentation, and the receiving Party shall provide written comments, if any, within [***] of receipt. Unless otherwise required by Applicable Laws, written copies of proposed press releases shall be submitted to the other Party no later than [***] before release and the receiving Party shall provide written comments, if any, within [***] of receipt.

16. TERM AND TERMINATION.

16.1 Effective Date and Term. The Term shall commence on the Effective Date and shall continue until the later of (a) December 31, 2025, and (b) the date that the last MAP Patent Right covering Product in the Territory expires, unless earlier terminated in accordance with Article 16 (the “Term”).

16.2 Termination by ALLERGAN.

(a) After the First Commercial Sale in the Field in the Territory, ALLERGAN shall have the right to terminate this Agreement at will upon one hundred eighty (180) days’ prior written notice.

(b) After the receipt by MAP of a complete response letter (or its equivalent) for Product from the FDA which, notwithstanding Section 8.8, in ALLERGAN’s sole discretion made in good faith, would require actions by MAP that would be likely to result in either: (i) ALLERGAN incurring Development expenses estimated to be in excess of [***] to obtain Initial Indication Approval; or (ii) a delay in the Initial Indication Approval by more than [***] from receipt of such complete response letter (or its equivalent) for Product from the FDA, ALLERGAN shall have the right to terminate this Agreement at will upon written notice to MAP.

16.3 Termination by MAP. If during the Term, ALLERGAN Commercializes a Competing Product in the Territory, MAP shall have the right to terminate the Agreement upon written notice.

16.4 Termination for Material Breach. If either Party believes the other is in material breach of its obligations under this Agreement, it may give notice of such breach to the other Party, which Party shall have [***] in which to remedy such breach, or [***] in the case of material breach of any payment obligation hereunder. Such [***] period shall be extended in the case of a breach not capable of being remedied in such [***] period so long as the breaching Party uses diligent efforts to remedy such breach and is pursuing a course of action that, if

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

successful, will effect such a remedy; provided, however, that such cure period shall not be extended more than [***]. If such alleged breach is not remedied or is not capable of being remedied within the period set forth above, the nonbreaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement upon written notice to the other Party. In the event of a dispute regarding any payments due and owing hereunder, all undisputed amounts shall be paid when due and the balance, if any, shall be paid promptly after settlement of the dispute including any accrued interest thereon.

16.5 Challenge. MAP shall have the right to terminate this Agreement immediately upon written notice if ALLERGAN challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the MAP Patent Rights. If a Sublicensee of ALLERGAN challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the MAP Patent Rights under which such Sublicensee is sublicensed, then ALLERGAN shall, upon written notice from MAP, terminate such sublicense. ALLERGAN shall include provisions in all agreements under which a Third Party obtains a license under any Patent included in the MAP Patent Rights providing that if the Sublicensee challenges the validity or enforceability of or otherwise oppose any such Patent under which the Sublicensee is sublicensed, ALLERGAN may terminate such sublicense. In the event that all or any portion of this Section 16.6 is invalid, illegal or unenforceable, then the Parties will use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s).

16.6 Consequences of Termination. In the event that either Party terminates this Agreement, then as of the effective date of such termination, the following terms and conditions shall apply:

(a) The license granted in Article 2 shall terminate immediately and all rights with respect thereto shall revert in their entirety to MAP;

(b) The Co-Promotion Agreement shall automatically terminate upon termination of this Agreement; and

(c) ALLERGAN shall transfer to MAP, subject to the provisions of Section 15.5, all materials, results, analyses, reports, websites, marketing materials, technology, know-how and other Information in whatever form developed, controlled or generated as of the Effective Date of such termination by or on behalf of ALLERGAN, its Affiliates or Sublicensees with respect to Product.

16.7 Surviving Obligations. Upon termination of this Agreement, the Parties shall remain obligated to make all payments which have accrued under this Agreement prior to the date of termination, when and as they become due and payable. In addition, the provisions in Article 1 (Definitions), Section 8.7 (Withholding), Article 9 (Record Retention and Audits), Section 10.1 (Existing Intellectual Property), Article 10.2 (Ownership of Inventions), Section 10.5(a) (Notice of Third Party Infringement Claims), Section 10.6(a) (notice of potential infringement), Article 12 (Representations and Warranties), Article 13 (Non-Solicitation of Employees), Article 14 (Mutual Indemnification and Insurance), Article 15 (Confidentiality),

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 16.6 (Consequences of Termination), Section 16.7 (Surviving Obligations), Section 16.8 (Accrued Rights, Surviving Obligations), Article 17 (Limitation of Liability and Exclusion of Damages; Disclaimer of Warranty), Section 18.5 (Notices), Section 18.7 (Waiver), Section 18.11 (Governing Law), Section 18.12 (Dispute Resolution; Exclusive Dispute Resolution Mechanism) of this Agreement shall survive termination of this Agreement for any reason.

16.8 Accrued Rights, Surviving Obligations. Termination or expiration of this Agreement shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement. Termination by a Party shall not be an exclusive remedy and all other remedies will be available to the terminating Party, in equity and at law.

16.9 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by MAP or ALLERGAN are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 91 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the United States Bankruptcy Code, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

17. LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES; DISCLAIMER OF WARRANTY.

17.1 EXCEPT IN THE CASE OF A BREACH OF ARTICLE 15, AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 14, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

17.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, MAP PROVIDES NO WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING PRODUCT, COMPOUND, OR THE DEVICE USED IN PRECLINICAL STUDIES OR CLINICAL TRIALS, AND MAP HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.

18. MISCELLANEOUS.

18.1 Agency. Neither Party is, nor shall be deemed to be, an employee, agent, partner or co-venturer, or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, assume any obligations for the other Party or make any representations or warranties on behalf of that other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

18.2 Assignment. Neither this Agreement, nor any of the rights and obligations hereunder shall be assigned or, except as expressly permitted hereby, delegated, by any Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed, or conditioned); provided, however, (i) the assignment of this Agreement by operation of law pursuant to a merger or consolidation of either Party with or into any Third Party shall, regardless of the identity of the surviving entity to such merger or consolidation, be permitted, (ii) either Party, without such consent, may assign its rights and delegate its obligations hereunder to an Affiliate thereof without obtaining such consent, provided that the assigning Party agrees to remain primarily liable for the full and timely performance by such Affiliate of all its obligations hereunder, and (iii) either Party, without such consent, may assign its rights and delegate its obligations hereunder to a successor entity or acquirer of such Party or of all or substantially all of such Party’s business to which this Agreement relates, provided that the assigning Party agrees to remain primarily liable for the full and timely performance by such assignee of all its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of, the Parties and their respective successors and permitted assignees and the name of a Party appearing herein shall be deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 18.2 shall be null and void.

18.3 Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

18.4 Force Majeure. Neither Party shall be liable or responsible to the other Party for loss or damages, nor shall it have any right to terminate this Agreement for any default or delay attributable to any event beyond its reasonable control and without its fault or negligence, including but not limited to acts of God, acts of government (including injunctions), fire, flood, earthquake, strike, lockout, labor dispute, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, casualty or accident, civil commotion, acts of public enemies, acts or terrorism or threat of terrorist acts, blockage or embargo and the like (a “Force Majeure Event”); provided, however, that in each such case the Party affected shall use reasonable efforts to avoid such occurrence and to remedy it promptly.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Party affected shall give prompt notice of any such cause to the other Party, which includes all relevant details of the occurrence, and an estimate of how long such Force Majeure event shall continue. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter, and the Party receiving notice shall be similarly excused from its respective obligations which it is thereby disabled from performing; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. If such Force Majeure Event continues for a period of one hundred and eighty (180) days, either Party may terminate the Agreement upon written notice. Notwithstanding the foregoing, nothing in this Section 18.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

18.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to ALLERGAN, addressed to:	ALLERGAN, Inc.
2525 Dupont Drive Irvine, California 92612 Attn: [***] Facsimile: [***] Email: [***]

With a copy to:

Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, CA 94304 Attention: Gregory T. Davidson, Esq. Facsimile: (650) 849-5333 Email: gdavidson@gibsondunn.com

If to MAP, addressed to:	MAP Pharmaceuticals, Inc.
2400 Bayshore Parkway, Suite 200 Mountain View, California 94043 Attention: [***] Facsimile: [***] Email: [***]

18.6 Amendment. No amendment, modification, or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.7 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

18.8 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or other electronic transmission, each of which shall be deemed an original and when taken together shall constitute one and the same instrument.

18.9 Construction. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

18.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Laws, but, if any provision of this Agreement is held to be prohibited by or invalid under Applicable Laws or unenforceable by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

18.11 Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State California without regard to its or any other jurisdiction’s choice of law rules that would result in the application of the laws of any state other than the State of California.

18.12 Dispute Resolution; Exclusive Dispute Resolution Mechanism.

(a) Except to the extent that a Party may be entitled to provisional or preliminary relief and subject to MAP’s final decision making as set forth in Section 3.2(c), the Parties agree that the procedures set forth in this Section 18.12 shall be the exclusive mechanism for resolving any dispute, controversy, or claim (collectively, a “Dispute”) between the Parties or concerning this Agreement that may arise from time to time pursuant to this Agreement relating to any Party’s rights and/or obligations hereunder that cannot be resolved through good faith negotiation between the Parties.

(b) In the event of any Dispute between the Parties, a Party shall provide the other Party written notice of such Dispute, including reasonable detail of all relevant facts and issues. If such Dispute remains unresolved [***] after such notice, the Dispute shall first be submitted to the Executives of each of the Parties, who shall promptly meet and discuss such Dispute. If such Executives do not resolve a Dispute within [***] after such submission, such Dispute, except with respect to any and all issues regarding the scope, construction, validity, and/or enforceability of Patents or Patent Applications (which shall be resolved by a court of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

competent jurisdiction in the country issuing such Patent or in which such Patent Application is filed) shall be exclusively and finally resolved by binding arbitration.

(c) Any arbitration concerning a Dispute shall be conducted in Los Angeles, California, United States of America, unless otherwise agreed to by the Parties in writing. The arbitration shall be conducted by JAMS pursuant to the then-current Comprehensive Arbitration Rules of JAMS. In the event of the Dispute involves a claim of less than or equal [***] (exclusive of interest and attorney fees and costs), the arbitration shall be conducted by a single arbitrator. In the event of a Dispute involving a claim of greater than [***], the arbitration shall be decided by a panel of three arbitrators, with one arbitrator selected by each Party and the third arbitrator (who shall be the Chairperson of the arbitration) being selected by the Party arbitrators. The sole arbitrator or Party-selected arbitrators, as applicable, shall be selected within [***] after receipt by the other Party of the filed Notice of Arbitration. The sole or third arbitrator, as applicable, shall be a retired or former district court or appellate court judge of any United States District Court or United States Court of Appeals. The sole arbitrator or Chairperson, as applicable, shall reasonably limit the discovery, including document requests, that may be permitted to the information most relevant to the Dispute, recognizing that the Parties have agreed to arbitration so that there will be a cost-effective resolution of the Dispute on an expedited basis. The Federal Rules of Evidence shall govern the admissibility of evidence during the arbitration. The arbitrator(s) will have no authority to award punitive or other damages not measured by the prevailing Party’s actual damages, except as may be authorized by Applicable Laws. The determination of the arbitrator(s) shall be final and binding on the Parties and a judgment on such award or determination may be entered in any court of competent jurisdiction and such judgment shall be final and non-appealable. The decision and award of the arbitrator(s) shall be in writing and accompanied by a reasoned opinion, setting forth the applicable facts and law supporting the decision, and shall be delivered within [***] following the conclusion of any arbitration.

(d) Each Party shall bear its own costs and attorney’s fees (including expert fees and costs), and the Parties shall equally bear the fees, costs, and expenses of the (i) arbitration proceedings and (ii) sole arbitrator or Chairperson (in the event of a three-panel arbitration), as applicable; provided, however, that the arbitrator(s) may exercise discretion to award costs, including attorney’s fees and costs (including expert fees and costs), and the costs of the arbitration proceedings (including any arbitrator(s) fees and costs), to the prevailing Party.

18.13 Compliance with Applicable Laws. Each Party will comply with all Applicable Laws, including, where applicable, then-current Good Laboratory Practices, and then-current Good Manufacturing Practices, and then-current Good Clinical Practices, in performing its obligations and exercising its rights hereunder, including without limitation the performance of activities connected with the Development, manufacture, and Commercialization (as applicable) of Product under this Agreement. Nothing in this Agreement shall be deemed to permit ALLERGAN to export, re-export or otherwise transfer any Information transferred hereunder or Product manufactured therefrom without complying with Applicable Laws.

18.14 Divestitures. Notwithstanding any other provision of this Agreement, in no event shall ALLERGAN or any of its Affiliates be required to (i) agree or proffer to divest or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

hold separate (in a trust or otherwise), or take any other action with respect to, any of the assets or businesses of ALLERGAN or any of its Affiliates, or (ii) enter into any agreement that in any way limits the ownership or operation of any business of ALLERGAN or any of its Affiliates.

18.15 Entire Agreement. This Agreement, the Co-Promotion Agreement and the Exhibits, schedules and other attachments hereto, constitute and contain the complete, final and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior and contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, and neither Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In Witness Whereof, the Parties have as of the Effective Date duly executed this Agreement.

ALLERGAN, INC.		MAP PHARMACEUTICALS, INC.

By:	/s/ David E.I. Pyott	By:	/s/ Timothy S. Nelson

Name:	David E.I. Pyott	Name:	Timothy S. Nelson

Title:	Chairman of the Board and Chief Executive Officer	Title:	President and CEO

ALLERGAN USA, INC.

By:	/s/ David E.I. Pyott

Name:	David E.I. Pyott

Title:	Chief Executive Officer

ALLERGAN SALES, LLC

By:	/s/ David E.I. Pyott

Name:	David E.I. Pyott

Title:	Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.7

ALLERGAN TRADEMARKS*

1.	ALLERGAN

2.	ALLERGAN & logo

*	ALLERGAN Trademarks may be updated by ALLERGAN from time to time and must be approved by ALLERGAN prior to use in connection with any Product or any Promotional Materials.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.29

CO-PROMOTION AGREEMENT

(See Attached)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.34

DEVICE

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.35

DIHYDROERGOTAMINE

Structural Formula

[***]

Molecular Formula

[***]

Relative Molecular Mass

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.63(a)

MAP PATENT RIGHTS: [***]

[***]

Country	Filing Date	Serial No.	Issue Date	Patent No.	Status

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.63(b)

MAP PATENT RIGHTS: [***]

[***]

Country	Filing Date	Serial No.	Issue Date	Patent No.	Status

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.63(c)

MAP PATENT RIGHTS: [***]

[***]

Country	Filing Date	Serial No.	Issue Date	Patent No.	Status

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.67

MAP TRADEMARKS

Mark	Serial No.	Registration No.	Country	Class	Status

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.96

PRESS RELEASE

(See Attached)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.113

SHARED EXPENSES

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 6.2(B)

SIGNING DATE TRX FORECAST

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 8.3

EXAMPLE OF PROFIT SHARE CALCULATION UNDER SECTION 8.3

Examples (the following table is for illustration purposes only and makes no representation to the accuracy of the assumptions):

In accordance with Section 8.5, the Distributable Loss or Distributable Profit Report shall include a statement of any amount owed by one Party to the other Party (“Net Payment”), to be determined and illustrated as follows:

(i) If the Distributable Profit is greater than zero (0), MAP shall pay to ALLERGAN an amount equal to ALLERGAN Shared Expenses plus fifty percent (50%) of the Distributable Profit. For example:

	MAP	ALLERGAN	Total
Net Sales	$800	$0	$800
Shared Expenses	(300)	(200)	(500)

Total Distributable Profit/(Loss) Before Net Payment Adjustment	$500	$(200)	$300

Payment of ALLERGAN Shared Expenses		$200
Payment of 50% of Total Distributable Profit (300 x .50)		150

Net Payment from MAP to ALLERGAN	(350)	350

Total Distributable Profit After Net Payment Adjustment	$150	$150	$300

(ii) If the Distributable Profit is equal to zero, MAP shall pay to ALLERGAN an amount equal to the ALLERGAN Shared Expenses. For example:

	MAP	ALLERGAN	Total
Net Sales	$800	$0	$800
Shared Expenses	(500)	(300)	(800)

Total Distributable Profit/(Loss) Before Net Payment Adjustment	$300	$(300)	$0

Payment of ALLERGAN Shared Expenses	—	300

Net Payment from MAP to ALLERGAN	(300)	300

Total Distributable Profit After Net Payment Adjustment	$0	$0	$0

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) If there is Distributable Loss, and:

A. If the MAP Operating Loss is greater than the ALLERGAN Shared Expenses, then ALLERGAN shall pay to MAP an amount equal to the difference between 50% of the Distributable Loss and the ALLERGAN Shared Expense. For Example:

MAP Operating Loss > ALLERGAN Shared Expenses

$300 > $200

	MAP	ALLERGAN	Total
Net Sales	$400	$0	$400
Shared Expenses	(700)	(200)	(900)

Total Distributable Loss Before Net Payment Adjustment	$(300)	$(200)	$(500)

Difference Between:
50% of Total Distributable Loss (500 x .50), and	$250
ALLERGAN Shared Expenses	200

Net Payment from ALLERGAN to MAP	50	(50)

Total Distributable Loss After Net Payment Adjustment	$(250)	$(250)	$(500)

B. If the MAP Operating Loss is less than the ALLERGAN Shared Expenses, then MAP shall pay to ALLERGAN an amount equal to the difference between 50% of the Distributable Loss and the ALLERGAN Shared Expenses. For Example:

MAP Operating Loss < ALLERGAN Shared Expenses

$200 < $300

	MAP	ALLERGAN	Total
Net Sales	$400	$0	$400
Shared Expenses	(600)	(300)	(900)

Total Distributable Loss Before Net Payment Adjustment	$(200)	$(300)	$(500)

Difference Between:
50% of Total Distributable Loss (500 x .50), and		$250
ALLERGAN Shared Expenses	—	300

Net Payment from MAP to ALLERGAN	(50)	50

Total Distributable Loss After Net Payment Adjustment	$(250)	$(250)	$(500)

C. If there is a MAP Operating Profit, then MAP shall pay to ALLERGAN an amount equal to the difference between 50% of the Distributable Loss and the ALLERGAN Shared Expenses. For Example:

	MAP	ALLERGAN	Total
Net Sales	$600	$0	$600
Shared Expenses	(400)	(300)	(700)

Total Distributable Loss Before Net Payment Adjustment	$200	$(300)	$(100)

Difference Between:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

50% of Total Distributable Loss (100 x .50), and		$50
ALLERGAN Shared Expenses		300

Net Payment from MAP to ALLERGAN	(250)	250

Total Distributable Loss After Net Payment Adjustment	$(50)	$(50)	$(100)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 8.5

EXAMPLE OF NET SALES CALCULATION

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.